Exhibit 10.23

RECORDING REQUESTED BY AND

UPON RECORDATION RETURN TO:

Hunton & Williams LLP

200 Park Avenue

New York, New York 10166

Attention: Peter J. Mignone. Esq.

NAPA SQUARE OWNER NY LLC,

a Delaware limited liability company.

ONE NAPA LLC,

a Delaware limited liability company,

and

JNK NAPA SQUARE LLC.

a Delaware limited liability company

collectively as trustor

(Borrower)

to

FIRST AMERICAN TITLE INSURANCE COMPANY.

as trustee

(Trustee)

for the benefit of

INSURANCE STRATEGY FUNDING II, LLC,

a Delaware limited liability company, as beneficiary

(Lender)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

FIXTURE FILING AND SECURITY AGREEMENT

Dated:	March 4, 2016

Location:	935 and 955 Franklin Street
952 and 960 School Street and
1401, 1425, 1455, 1463, 1465 and 1485 First Street Napa, California

County:	Napa

APN:	003-204-010

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Article IV ADDITIONAL ADVANCES; EXPENSES; INDEMNITY		43
4.1	Additional Advances and Disbursements	43
4.2	Other Expenses	43
4.3	Indemnity	44
4.4	Interest After Default	46

Article V SALE, TRANSFER OR MORTGAGING OF THE PROPERTY; CHANGE OF CONTROL		46
5.1	Continuous Ownership; Change of Control	46
5.2	No Subordinate Financing	48
5.3	Assumption of the Loan	48

Article VI DEFAULTS		49
6.1	Events of Default	49

Article VII REMEDIES		52
7.1	Remedies Available	52
7.2	Application of Proceeds	56
7.3	Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney	57
7.4	Occupancy After Foreclosure	59
7.5	Notice to Account Debtors	59
7.6	Cumulative Remedies	59
7.7	Deficiency	59
7.8	Borrower’s Waivers	60

Article VIII REPORTING AND WITHHOLDING REQUIREMENTS		60
8.1	Withholding	60
8.2	Form 1099-S	61
8.3	Transfer Tax	61

Article IX MISCELLANEOUS TERMS AND CONDITIONS		61
9.1	Time of Essence	61
9.2	Release of This Security Instrument	62
9.3	Certain Rights of Lender	62
9.4	Additional Borrower’s Waivers	62
9.5	Notices	63
9.6	Successors and Assigns	64
9.7	Severability	64
9.8	Waiver; Discontinuance of Proceedings	64

- ii -

9.9	Construction of Provisions	65
9.10	Counting of Days	66
9.11	Application of the Proceeds of the Note	66
9.12	Unsecured Portion of Indebtedness	66
9.13	Cross-Default	66
9.14	Publicity	66
9.15	Construction of this Document	67
9.16	No Merger	67
9.17	Lender May File Proofs of Claim	67
9.18	Fixture Filing	67
9.19	Assignment by Lender	67
9.20	No Representation	68
9.21	Limited Recourse	68
9.22	Entire Agreement and Modifications	70
9.23	Commissions	71
9.24	Intentionally Omitted	71
9.25	Usury Savings Clause	71
9.26	Right to Deal	72
9.27	Sole Discretion of Lender	72
9.28	Provisions as to Covenants and Agreements	72
9.29	No Joint Venture	72
9.30	Indemnification Provisions	73
9.31	Applicable Law; Consent to Jurisdiction; No Jury	73
9.32	Substitution of Trustee	74
9.33	The Trustee’s Fees	74
9.34	Certain Rights	75
9.35	Retention of Money	75
9.36	Perfection by Appointment	75
9.37	Succession Instruments	75
9.38	Reliance of Trustee	75
9.39	Environmental Indemnity	75

Article X ADDITIONAL REPRESENTATIONS, WARRANTIES AND WAIVERS OF BORROWER		76
10.1	Conditions to Exercise of Rights	76
10.2	Defenses	76

- iii -

10.3	Lawfulness and Reasonableness	77
10.4	Enforceability	77
10.5	Reinstatement of Lien	77

Article XI CASH MANAGEMENT		78
11.1	Clearing Account	78
11.2	Cash Management Account	79
11.3	Payments Received Under Cash Management Agreement	80

Article XII SERVICER		80
12.1	Servicer	80

Article XIII STATE SPECIFIC PROVISIONS		80
13.1	Principles of Construction	80
13.2	Due on Sale/Encumbrance	81
13.3	Power of Sale	82
13.4	Concerning the Trustee	84

Article XIV CO-TENANCY PROVISIONS		84
14.1	Joint and Several Liability	84
14.2	Waivers	84
14.3	Partition	84
14.4	Tenancy in Common	85
14.5	Notice of Default of Co-Tenancy Agreement	85
14.6	Compliance with Co-Tenancy Agreement	85
14.7	Ownership	85
14.8	Designation of Manager	85
14.9	Subordination	85

- iv -

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND SECURITY AGREEMENT (this “Security Instrument”) is made as of the 4th day of March, 2016, by NAPA SQUARE OWNER NY LLC, a Delaware limited liability company, having an address at c/o JOSS Realty Partners LLC, 1345 Avenue of the Americas, 31st Floor, New York, New York 10105, ONE NAPA LLC, a Delaware limited liability company, having an address at 200 West 86th Street, #16J, New York, New York 10024 and JNK NAPA SQUARE LLC, a Delaware limited liability company, having an address at 9 Appeld Court, Hillsdale, New Jersey 07642, as trustor (individually and collectively, as the context may require, “Borrower”), to FIRST AMERICAN TITLE INSURANCE COMPANY having an address at l First American Way, Santa Ana, California 92707, as trustee (“Trustee”) for the benefit of INSURANCE STRATEGY FUNDING II, LLC, a Delaware limited liability company, having an address at c/o JPMorgan Chase Bank, N.A., 270 Park Avenue, 9th Floor, New York, New York 10017, as beneficiary (“Lender”).

RECITALS:

A. Borrower is the owner of the fee simple estate in the Real Estate (as hereinafter defined).

B. Borrower, by its promissory note of even date herewith given to Lender, is indebted to Lender in the principal sum of TWENTY-TWO MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($22,300,000.00) in lawful money of the United States of America (the note, together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

C. Borrower desires to secure the payment and performance of the Obligations as defined in Section 1.1 hereof.

ARTICLE I

GRANT OF SECURITY AND WARRANTY OF TITLE

1.1 Property Granted. Borrower, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid, the receipt of which hereby is acknowledged, and the further consideration, uses, purposes and trusts herein set forth and declared, has granted, bargained, transferred, assigned, set-over and conveyed and by these presents does grant, bargain, transfer, assign, set-over and convey unto Trustee, and unto its successors in the trust hereby created and its assigns with the power of sale, for the benefit of Lender, forever, all of the Borrower’s right, title and interest in, and to the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”) described in the following paragraphs (a) through (r), inclusive (collectively, the “Granting Clauses”):

(a) All that certain real property owned in fee simple absolute situated in Napa (Napa County), California, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference, as the description of such property may be amended, modified or supplemented from time to time, together with all of the easements (in gross and/or appurtenant). rights-of-way strips and gores of land, vaults streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, air rights, development rights and powers, and located on the real estate described on Exhibit A or under, above or adjacent to the same or any part or parcel thereof, and all rights, privileges, franchises, tenements, hereditaments, and appurtenances and additions now or hereafter belonging or in any way appertaining thereto, and all of the estate, right title, interest, claim and demand whatsoever of Borrower in or to such property, either at law or in equity, in possession or in expectancy, now owned or hereafter acquired (collectively, the “Real Estate”);

(b) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Real Estate, including, without limitation, all gas and electric fixtures, radiators, heaters, washing machines, dryers, refrigerators, ovens, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, antennas, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to, contained in or used in connection with the Real Estate or said buildings, structures or improvements and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof (collectively the “Improvements”);

(c) To the extent the same are not Improvements, all fixtures, appliances, machinery, furniture, furnishings, decorations, tools and supplies, now owned or hereafter acquired or leased by Borrower, including, without limitation, radios, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, restaurant and kitchen equipment, and all building materials and equipment hereafter situated on or about the Real Estate to be attached to or used in or in connection with the Improvements, including, without limitation all heating, lighting, incinerating, waste removal and power equipment and fixtures, engines, pipes, tanks, motors, conduits, switchboards, security and alarm systems, plumbing, lifting, cleaning, fire prevention and fire extinguishing apparatus, refrigeration systems, washing machines, dryers, stoves, ranges, refrigerators, ventilating, and communications apparatus, air cooling and air conditioning apparatus, escalators, elevators, ducts and compressors, materials and supplies and all other goods, equipment, machinery, apparatus, chattels, tangible personal property, fixtures and fittings now owned or hereafter acquired by Borrower wherever located, together with all additions, replacements, substitutions, parts, fittings, accessions, attachments, accessories, modifications and alterations of any of the foregoing, and all warranties and guaranties relating to the foregoing (collectively, the “Personal Property”);

(d) All minerals, flowers, shrubs, crops, trees, timber and other emblements or landscaping features now or hereafter serving the Real Estate or located on the Real Estate or under, above or adjacent to the same or any part or parcel thereof;

(e) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

(f) All funds (including, all reserve funds), accounts (including, operating accounts), deposits, and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Security Instrument or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit with Lender, or any servicer or financial institution that Lender may from time to time designate (collectively, the “Depository”) pursuant to Section 2.15 and Article XI, of this Security Instrument;

(g) All the ground leases, leases, subleases, lettings, licenses, concessions, occupancy and surrender agreements of the Real Estate or the Improvements now or hereafter entered into, and all estates, rights, titles, liberties, privileges, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Estate or any part thereof, or which shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower (collectively, the “Leases”) and all rents (whether denoted as advance rent, minimum rent, percentage rent, additional rent or otherwise), maintenance payments, assessments, receipts, issues, income, royalties, profits, earnings, revenues, proceeds, bonuses, deposits (whether denoted as security deposits or otherwise), lease termination fees or payments, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent, any award made hereafter to Borrower in any court proceeding involving any tenant, subtenant, lessee, licensee or concessionaire under any Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time arising from the use or enjoyment of all or any portion of the Real Estate or the Improvements or from any Lease, or any license, concession, occupancy agreement or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined), including, without limitation, (i) rights to payment earned under Leases for space in the Improvements for the operation of ongoing businesses, if any, and (ii) all other income, consideration, issues, accounts, profits or benefits of any nature arising from the ownership, possession, use or operation of the Property, including, without limitation, all revenues, receipts, income, receivables and accounts relating to or arising from rentals, rent equivalent income, income and profits from vending machines, telephone and television systems, laundry facilities (collectively, the “Rents and Profits”) and all cash or securities deposited to secure performance by the tenants, subtenants, lessees or licensees, as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms;

(h) All contracts and agreements (including any license or franchise agreements) now or hereafter entered into relating to any part of the Real Estate or the Improvements or any other portion of the Property (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, operating agreements, parking agreements, masterplan documents, condominium documents, declarations, reciprocal easement agreements, development agreements, service contracts, maintenance contracts, equipment leases, personal property leases, agreements relating to collection of receivables or the use of customer or tenant lists or other information, and any contracts or documents relating to construction on any part of the Real Estate or the Improvements or other portions of the Property (including, without limitation, plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Real Estate or the Improvements;

(i) Any and all rights of each Borrower under that certain Tenancy in Common Agreement dated as of the date hereof by and among Napa Square Owner NY LLC, One Napa LLC, and JNK Napa Square LLC (the “Co-Tenancy Agreement”);

(j) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;

(k) All present and future funds, goods, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, copyrights, trademarks, trade names, intellectual property rights, service marks and symbols) now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements, and all customer or tenant lists, other lists and business information relating in any way to the Real Estate, the Improvements, other portions of the Property or the use thereof (collectively, the “General Intangibles”);

(l) All water taps, sewer taps, certificates of occupancy, permits (including any building permits and approvals), licenses, franchises certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate or the Improvements;

(m) All building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements, or to be attached to or used in connection with the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;

(n) All right, title and interest of Borrower in any insurance policies or binders now or hereafter relating to and to the extent of the Property (whether or not Borrower is required to carry such insurance by Lender hereunder), including, without limitation, any unearned premiums thereon, proceeds of hazard, title and other insurance and proceeds (including, without limitation those proceeds received pursuant to any sales or rental agreements of Borrower in respect of the property described in these Granting Clauses), and all judgments, damages, awards, settlements and compensation (including, without limitation, interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Real Estate and/or any other property or rights conveyed or encumbered hereby for any injury to or decrease in the value thereof for any reason;

(o) All proceeds, products, substitutions, and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards, any awards for any change of grade of streets and all refunds, rights or credits arising from a reduction in real estate taxes, assessments and/or other Impositions (as hereinafter defined) charged against the Real Estate or the Improvements as a result of tax certiorari or any other applications or proceedings for reduction of any Impositions;

(p) All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower;

(q) All extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing, and all inventory, accounts, chattel paper, documents, instruments, equipment, fixtures, farm products, consumer goods, general intangibles and other property of any nature constituting proceeds acquired with proceeds of any of the property described hereinabove; and

(r) any and all other rights of Borrower in and to the items set forth in clauses (a) through (q) above.

FOR THE PURPOSE OF SECURING:

(1) The indebtedness (hereinafter sometimes referred to as the “Loan”) evidenced by the Note in the original principal amount of TWENTY-TWO MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($22,300,000.00), together with interest, fees, late charges and any and all other amounts as provided in the Note, this Security Instrument and the other Loan Documents (including, without limitation, interest at the Default Rate and any Late Charges (as such terms are defined in the Note));

(2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note;

(3) Any and all additional advances made by Lender to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents; and

(4) Any and all other indebtedness and obligations now owing or which may hereafter be owing by Borrower or any other Borrower Party (as hereinafter defined) to Lender arising from, in connection with or in any way relating to the Loan and/or any of the Property, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

All of the indebtedness and other obligations and matters referred to in Paragraphs (l) through (4) above are herein sometimes referred to collectively as the “Obligations”. The Note, this Security Instrument and such other agreements, documents and instruments executed and/or delivered in connection with the Loan, including, without limitation, each of the following documents, each dated as of the date hereof:

(5) Assignment of Leases and Rents from Borrower, as assignor, to Lender, as assignee (the “Assignment of Leases and Rents”);

(6) Guaranty from Lawrence R. Botel, an individual, Lisa S. Karmin, an individual and Pamela Sprayregen, an individual (individually and collectively, as the contexts requires, “Indemnitor”) in favor of Lender (the “Guaranty”);

(7) Assignment of Property Management Agreement from Borrower in favor of Lender and consented to by BMS Realty Services, LLC, a Maryland limited liability company (“Manager”) (the “Assignment of Property Management Agreement”);

(8) Compliance with Law Certificate from Borrower in favor of Lender;

(9) No Adverse Change Certificate from Borrower in favor of Lender;

(10) Diligence Delivery Certificate from Borrower in favor of Lender;

(11) Property Leases Certificate from Borrower in favor of Lender; and

(12) Uniform Commercial Code (“UCC”) Financing Statements by Borrower, as debtor, in favor of Lender, as secured party;

together with any and all renewals, amendments, extensions and modifications of any of the foregoing, are sometimes collectively referred to herein as the “Loan Documents”. Each of Borrower and Indemnitor are sometimes referred to herein, individually, as a “Borrower Party”, and collectively, as the “Borrower Parties”).

TO HAVE AND TO HOLD the above granted and described Property unto Trustee, as trustee for the benefit of Lender, to its successors in the trust created by this Security Instrument and to its or their respective assigns, forever, in trust, upon the terms and conditions set forth herein;

IN TRUST, WITH THE POWER OF SALE, to secure payment to Lender of the Loan at the time and in the manner provided for its payment in the Note and in this Security Instrument.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the indebtedness evidenced by the Note and secured by this Security Instrument at the time and in the manner provided in the Note, this Security Instrument and the other Loan Documents, shall well and truly perform and shall well and truly abide by and comply with all of the other Obligations as set forth in this Security Instrument and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.

1.2 Warranty of Title. Borrower hereby represents, warrants, covenants and certifies: (a) Borrower has good, marketable and insurable, indefeasible fee simple absolute title to the Real Estate and Improvements located thereon, free and clear of all Liens (as hereinafter defined), subject only to those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Encumbrances”); (b) Borrower has and covenants that it will continue to have full power and lawful authority to encumber and convey the Property as provided herein; (c) this Security Instrument is, and Borrower covenants that this Security Instrument will continue to remain a valid and enforceable first priority lien on and security interest in the Property; and (d) Borrower hereby warrants and will forever warrant and defend such title (subject to the Permitted Encumbrances) and the validity, enforceability and priority of the lien and security interest hereof against the claims of all Persons and parties whomsoever.

1.3 Security Agreement. This Security Instrument is both a real property deed of trust and a “security agreement” within the meaning of the Uniform Commercial Code and is being recorded as a fixture filing. With respect to said fixture filing, (i) the debtor is Borrower, and Borrower’s name and address appear in the first paragraph of this Security Instrument, and (ii) the secured party is Lender, and Lender’s name and address appear in the first paragraph of this Security Instrument. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property, including, but not limited to, the Rents and Profits and all proceeds thereof and all fixtures.

ARTICLE II

COVENANTS AND REPRESENTATIONS AND WARRANTIES OF BORROWER

2.1 General Covenants, Representations and Warranties. Borrower covenants, represents and warrants to Lender as follows:

(a) Payment of Obligations. Borrower shall punctually pay when due and perform the Obligations as and when due in accordance with the provisions set forth in this Security Instrument, the Note and the other Loan Documents.

(b) Authority; Continuation of Existence. Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to transact business in the State of California, and has all necessary licenses, authorizations, registrations and/or approvals, and full power and authority, to own the Property. Each Borrower will maintain in good standing its existence, franchises, rights and privileges under the laws of the State of Delaware and its rights to transact business in the State of California and will not, without the prior written consent of Lender, (i) dissolve, terminate or otherwise dispose, directly or indirectly or by operation of law, of all or substantially all of its assets or (iii) change its name or its legal structure or organizational form from a limited liability company organized under the laws of the State of Delaware.

(c) Further Assurances. Borrower will, at Borrower’s sole cost and expense, (i) promptly correct any defect or error which may be discovered in the contents of this Security Instrument or any other Loan Documents or any other agreement to which Borrower is a party or in the execution, acknowledgment or recordation thereof, and (ii) promptly do, execute, acknowledge and deliver, any and all such further acts, mortgages, security deeds, conveyances, deeds of trust, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, assignments of rents or leases, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to carry out more effectively the purposes of this Security Instrument, the rights or interests covered or intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, protect, continue, assign, transfer and confirm unto Lender the rights granted or intended to be granted to Lender hereunder or under any other instrument executed in connection with this Security Instrument or which Borrower may be or become bound to confirm, convey, bargain, sell, release, warrant, transfer, mortgage, pledge, grant, assure, set over or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of this Security Instrument.

(d) Recordation and Re-Recordation of Security Instrument. Borrower will, at the request of Lender, promptly record and re-record, file and refile and register and re-register this Security Instrument, any financing or continuation statements and every other instrument in addition or supplemental to any thereof that shall be required by any present or future law in order to perfect and maintain the validity, effectiveness and priority of this Security Instrument and the lien and security interest intended to be created hereby, or to subject after-acquired property of Borrower to such lien and security interest, in such manner and places and within such times as may be necessary to accomplish such purposes and to preserve and protect the rights and remedies of Lender. Borrower will furnish to Lender evidence satisfactory to Lender of every such recording, filing or registration. Lender may, at Borrower’s sole expense, file copies or reproductions of this instrument as financing statements at any time and from time to time at Lender’s option without further authorization from Borrower. It is further agreed that Borrower hereby appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery and filing, registering or recording for and in the name of Borrower of any of the documents or instruments referred to in this Section 2.1.

(e) Defense of Title and Litigation. If the lien, security interest, validity, enforceability or priority of this Security Instrument, or if title or any of the rights of Borrower or Lender in or to the Property, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is instituted against Borrower or Lender with respect thereto. Borrower will promptly notify Lender thereof and will diligently cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including, without limitation, the employment of counsel, the making of a demand for such defense under Borrower’s title insurance policy, the prosecution or defense of litigation and, subject to Lender’s prior written approval, the compromise, release or discharge of any and all adverse claims. Lender (whether or not named as a party to such actions or proceedings) is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such action or proceeding for the protection of the lien, security interest, validity, enforceability or priority of this Security Instrument or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of such prior liens and security interests. Borrower shall, on demand, pay or reimburse Lender for all expenses (including attorneys’ fees and disbursements) incurred by it in connection with the foregoing matters. All such costs and expenses of Lender, until paid or reimbursed by Borrower, shall be part of the Obligations and shall be and shall be deemed to be secured by this Security Instrument. It is further agreed that Borrower hereby appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the taking of such steps as may be necessary or proper in the sole discretion of Lender with respect to the matters referred to in this Section 2.1(e).

(f) SPE Covenants. Each Borrower has and shall (and the organizational documents of each Borrower shall provide that such Borrower shall):

(1) maintain its own separate books and records and bank accounts;

(2) at all times hold itself out to the public and all other Persons as a legal entity separate from its sole member (the “Member”) and any other Person;

(3) file its own tax returns, if any, as may be required under applicable law, to the extent (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(4) not commingle its assets with assets of any other Person;

(5) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(6) maintain separate financial statements;

(7) pay its own liabilities only out of its own funds;

(8) maintain an arm’s length relationship with its Affiliates and Member;

(9) pay the salaries of its own employees, if any, only from its own funds and maintain a sufficient number of employees, if any, in light of its contemplated business operations;

(10) not hold out its credit or assets as being available to satisfy the obligations of others;

(11) allocate fairly and reasonably any overhead for shared office space;

(12) use separate stationery, invoices and checks;

(13) not pledge its assets for the benefit of any other Person, other than in connection with the Loan;

(14) correct any known misunderstanding regarding its separate identity;

(15) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, no Person shall be required to make direct or indirect capital contributions to Borrower in connection therewith;

(16) not acquire any securities of Member;

(17) cause the directors, officers, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower;

(18) cause the limited liability company agreement of such Borrower (the “LLC Agreement”) to provide that (A) upon the occurrence of any event that causes Member to cease to be the member of such Borrower (other than (x) upon an assignment by Member of all of its limited liability company interest in such Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (y) the resignation of Member and the admission of an additional member of such Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any Person acting as the independent, springing or special member of such Borrower shall, without any action of any other Person and simultaneously with Member ceasing to be the member of such Borrower, automatically be admitted to such Borrower (“Special Member”) and shall continue such Borrower without dissolution and (B) Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law. Each Borrower has and shall further cause its LLC Agreement to provide that (v) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member approved by Lender, (w) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Delaware Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (y) Special Member, in its capacity as Special Member, may not bind Borrower and (z) except as required by any mandatory provision of the Delaware Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to Borrower, including, without limitation, the merger, consolidation or conversion of Borrower. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement or any amendment thereto. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower:

(19) not guarantee any obligation of any Person, including any Affiliate, other than in connection with the Loan;

(20) not engage, directly or indirectly, in any business other than the ownership, management and operation of the Property and the actions required or permitted to be performed under the Loan Documents;

(21) not incur, create or assume any indebtedness other than as expressly permitted under the Loan Documents;

(22) not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Loan Documents and permit the same to remain outstanding in accordance with such provisions;

(23) to the fullest extent permitted by law, not engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to the Loan Documents and subject to obtaining any approvals required under the LLC Agreement;

(24) not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other);

(25) without the prior written consent of Lender, amend, modify, supplement, terminate or fail to comply with the separateness provisions of Borrower’s organizational documents, as same may be further amended, modified or supplemented.

As used in this Security Instrument, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership or limited liability company, any general partner or managing member in such partnership or limited liability company, respectively, (ii) any other Person which is directly or indirectly Controlled by, Controls or is under common Control (as each is hereinafter defined) with such Person or one or more of the Persons referred to in the preceding clause (i), and (iii) any other Person who is a senior executive officer, director or trustee of such Person or any Person referred to in the preceding clauses (i) and (ii); provided, however, in no event shall Lender or any of its Affiliates be an Affiliate of Borrower.

“Control” and the correlative terms “controlled by” and “controlling” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

(g) Intentionally Omitted.

(h) No Misrepresentations.

(1) All materials, reports, financial statements, and other information pertaining to the Borrower Parties and the Property which were prepared by the Borrower Parties (and/or their Affiliates) and heretofore or hereafter delivered by the Borrower Parties to Lender, or delivered by any of the Borrower Parties (and/or their Affiliates) to any Person (e.g., an appraiser, an engineer, an environmental engineer, etc.) preparing materials, reports, financial statements and/or other information heretofore or hereafter delivered to Lender, are true, correct and complete in all material respects;

(2) All materials, reports, financial statements and other information pertaining to the Borrower Parties and the Property which were prepared by third parties unaffiliated with the Borrower Parties (as required by Lender or as to such matters Lender determines appropriate for the Borrower Parties to engage third parties to provide the same) and heretofore or hereafter delivered to Lender and any of the Borrower Parties or their Affiliates are, to the best of the Borrower’s knowledge and belief (after having reviewed such materials, reports, financial statements and other information), true, correct and complete in all material respects; and

(3) All representations and warranties made in the Note, this Security Instrument and the other Loan Documents, are true and correct in all material respects and do not omit to state any material fact or circumstances necessary to make the statements contained therein not materially misleading, except as otherwise disclosed in writing by Borrower to Lender.

2.2 Additional Covenants, Representations and Warranties Concerning the Property. Borrower covenants, represents and warrants to Lender as follows:

(a) Repair and Maintenance.

(1) Borrower shall perform the repairs at the Property as more particularly set forth on Schedule 2.2(a) annexed hereto (such repairs, collectively, the “Required Repairs”). Within one hundred twenty (120) days of the date hereof, Borrower shall provide evidence reasonably satisfactory to Lender that all Required Repairs have been completed and performed in a good and workmanlike manner and in accordance with all applicable Governmental Regulations; provided however, that if any such Required Repairs cannot reasonably be completed within such one hundred twenty (120) day period and Borrower shall have commenced such Required Repairs within such one hundred twenty (120) day period and thereafter diligently and expeditiously proceeds to complete the same, said one hundred twenty (120) day period shall be extended for so long as it shall take Borrower in the exercise of due diligence to complete such Required Repairs, it being agreed that no such period as extended shall be for a period in excess of one hundred eighty (180) days from the date hereof, in the aggregate.

(2) Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and/or tenant improvements made in connection with a Lease which has been entered into by Borrower in accordance with the terms hereof) without the prior consent of Lender.

(3) Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 2.5 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

(4) Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

(5) Borrower will not permit any drilling or exploration for or extraction, removal or production of any minerals from the surface or the sub-surface of the Real Estate regardless of the depth thereof or the method of mining or extraction thereof.

(b) Operation of the Property.

(1) Borrower has and will maintain all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the operation of all or any part of the Property, and the conduct of Borrower’s business at the Property, including a permanent certificate of occupancy (to the extent required by any applicable Governmental Regulation (as hereinafter defined)) and all required zoning ordinance, building code, land use, environmental and other similar permits or approvals, all of which as of the date hereof are in full force and effect and not subject to any revocation, amendment, release, suspension or forfeiture and Borrower shall, promptly upon request by Lender, deliver to Lender copies of all of the same;

(2) Borrower represents and covenants that to Borrower’s knowledge, (i) the Property and the present and contemplated use and/or occupancy of the Property comply with and do not conflict with or violate any of the applicable zoning ordinances, building codes, certificates of occupancy, handicapped accessibility laws, including, without limitation, the Americans with Disabilities Act of 1990, environmental laws and other similar applicable Governmental Regulations; (ii) Borrower has maintained and will maintain at the Property a sufficient number of on-site parking spaces to comply with all Governmental Regulations and all Permitted Encumbrances with respect to the Property; and (iii) Borrower has delivered to Lender a true, correct and complete copy of the standard form of Lease used at the Property as of the date hereof (the “Lender-Approved Lease Form”).

(c) Compliance with Governmental Regulations. Borrower will perform and comply promptly with, and cause the Property to be maintained, used and operated in accordance with, any and all (i) present and future Governmental Regulations, (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, or rating organization or other body exercising similar functions, (iii) similarly applicable duties or obligations of any kind imposed under any Permitted Encumbrance or otherwise by covenant, condition, agreement or easement, public or private, and (iv) policies of insurance or the rules and regulations of any insurance underwriting or rating organization, at any time in force with respect to the Property. If Borrower receives any notice that Borrower or the Property is in default under or is not in compliance with any of the foregoing (regardless of whether such notice involves de minimis or minor aspects of non-compliance), or notice of any proceeding initiated under or with respect to any of the foregoing, Borrower will promptly furnish a copy of such notice to Lender.

(d) Status of the Property.

(1) The Real Estate is not located in an area identified by the Federal Emergency Management Agency or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or if the Real Estate is located in such an area, Borrower has obtained and will maintain the insurance for the Property as specified in Section 2.3(a)(iii) hereof;

(2) The Property is served by all utilities in adequate supply required for the use thereof as herein contemplated;

(3) The Property is free from damage caused by fire or other casualty as of the date hereof;

(4) All streets necessary to serve the Property have been completed and are serviceable, and Borrower has unrestricted access from public roads to the Real Estate and the Improvements; and

(5) There is no condemnation or similar proceeding pending or threatened affecting any part of the Property.

(e) Zoning; Title Matters. Borrower will not, without the prior written consent of Lender:

(1) initiate, join in, support or acquiesce in any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in a manner which would result in such use becoming a nonconforming use of all or any portion of the Property under applicable zoning ordinances;

(2) modify, amend or supplement any of the Permitted Encumbrances;

(3) impose any restrictive covenants or encumbrances upon the Property, or execute or file any subdivision plat affecting the Property, or consent to the annexation of the Property to any municipality; or

(4) permit or suffer the Property to be used by the public or any Person in such manner as might make possible a colorable claim of adverse usage or possession or of any implied dedication or easement. Borrower will perform and comply with, and cause the Property to be maintained, used and operated in accordance with, the Permitted Encumbrances.

(f) Hazardous Substances; Asbestos.

(1) To the best of Borrower’s knowledge after due and diligent inquiry of Borrower’s employees and review of Borrower’s files (collectively, “Due Inquiry”), except as otherwise disclosed to Lender in writing on Schedule 2.2(f) attached hereto, or in the Environmental Reports (as hereinafter defined), the Property is not now nor has it ever been listed as a Super Fund Site on the National Priorities List or similar state registry. Borrower has not dumped, stored, released, discharged, disposed of, manufactured, or used any Hazardous Substances (as hereinafter defined) at or about the Property except as disclosed to Lender in the environmental reports delivered to Lender in connection with the closing of the Loan (the “Environmental Reports”) or otherwise in compliance with applicable Governmental Regulations (as hereinafter defined). Borrower represents that, to the best of its knowledge after Due Inquiry, except as disclosed to Lender in the Environmental Reports, (i) there has been no dumping, discharge, storage (except for storage in compliance with applicable Governmental Regulations), or disposal of any Hazardous Substances upon the Property; (ii) the Property is in compliance with all Governmental Regulations with respect to Hazardous Substances; and (iii) there are no violations of any Governmental Regulations relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or to any emissions, discharges, releases or threatened releases of Hazardous Substances at or about the Property. Borrower further represents that, except as disclosed to Lender in the Environmental Reports, to the best of Borrower’s knowledge after Due Inquiry, there are no claims or actions pending or threatened in writing against Borrower or the Property by any governmental entity or agency or by any other Person relating to Hazardous Substances or pursuant to Governmental Regulations relating thereto (“Hazardous Substances Claims”). Borrower covenants that the Property shall be kept free of Hazardous Substances, and is not and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, discharge, transfer, produce, or process Hazardous Substances except as may be permitted in compliance with applicable Governmental Regulations, and Borrower shall not cause, and shall not permit any other party to cause, as a result of any intentional or unintentional act or omission on the part of Borrower, any other Borrower Party or any tenant, subtenant or occupant, the installation of Hazardous Substances in the Property or a release of Hazardous Substances onto the Property or onto any other property from the Property or suffer the presence of Hazardous Substances on the Property, except as may be permitted in compliance with applicable Governmental Regulations. Borrower covenants that, except as disclosed to Lender in the Environmental Reports, to the best of Borrower’s knowledge after Due Inquiry, there are not now and shall not be any underground storage tanks containing petroleum based products or other Hazardous Substances located on the Real Estate. Borrower shall comply, and ensure compliance by all tenants, subtenants and occupants with all Governmental Regulations with respect to Hazardous Substances at the Property, and shall keep the Property free and clear of any Liens imposed pursuant to Governmental Regulations with respect to Hazardous Substances. In the event that Borrower receives any written notice from any Governmental Authority or any tenant, subtenant or occupant with regard to such Hazardous Substances, on, from or affecting the Property, or written notice of any Hazardous Substances Claims, or if Borrower discovers any Hazardous Substances on, under or about the Property in violation of any applicable Governmental Regulations with respect to Hazardous Substances, Borrower shall promptly notify Lender in writing. Borrower shall promptly conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up, remove or otherwise respond to all Hazardous Substances on, from or affecting the Property as required by all applicable Governmental Regulations with respect to Hazardous Substances. Upon reasonable prior notice to Borrower, Lender, its employees and agents, at Borrower’s cost and expense, may, from time to time (whether before or after the commencement of a foreclosure proceeding), during normal business hours (except if Lender, in its reasonable judgment, determines that there is an emergency, then at any time), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Substances into, onto, beneath or from the Property: provided, however, it being understood that if an Event of Default has occurred and is continuing hereunder or under any other Loan Document with regard to any material environmental matter or if Lender determines that there may exist a condition which will result in a material breach of any representation, warranty or covenant made by Borrower hereunder or under any of the other Loan Documents with respect to any material environmental matters, then, in any such event, Lender, its employees and agents may so inspect the Property at Borrower’s sole cost and expense.

(2) As used herein the term “Hazardous Substances” means all materials and substances now or hereafter subject to any Governmental Regulations that pertain to hazardous substances or hazardous materials, including, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq., (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (iv) any toxic pollutant listed under Section 307(a) of FWPCA, (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. § 7401 et seq., (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C, §2601 et seq., (vii) “hazardous materials” within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., (viii) petroleum or petroleum by-products, (ix) asbestos and any asbestos containing materials, (x) any radioactive material or substance, (xi) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by, or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes, (xii) bacteria, mold or fungus, and (xiii) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Governmental Regulations (including, without limitation, all applicable state, regional, county, municipal and local environmental, sanitation and health, conservation and pollution, waste disposal and control, clean air and water laws, codes, rules and regulations, to the extent applicable to the Property). Notwithstanding the foregoing, Hazardous Substances shall not include cleaning and similar supplies used in the ordinary maintenance and repair of the Property and used, stored or disposed of in compliance with all Governmental Regulations.

(3) As used herein the term “Governmental Regulations” means, collectively, the provisions of all permits, licenses and authorizations, and all statutes, laws (including any health or safety law), ordinances, judgments, decrees, injunctions, rules, requirements, resolutions, policy statements, orders and regulations of, any board, agency, commission, office, authority, department, bureau or instrumentality of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or hereafter in existence (hereinafter, collectively referred to as a “Governmental Authority”) having jurisdiction over Borrower or the Property or any part thereof and interpretations thereof now or hereafter applicable to, or bearing on, the construction, development, maintenance, use, alteration, operation, sale, financing or leasing of the Property or any part thereof, or any adjoining vaults, sidewalks, streets, ways, parking areas or driveways, or the formation, existence, business or good standing of Borrower, including, without limitation, those relating to land use, subdivision, zoning, occupational health and safety, earthquake hazard reduction, if any, building and fire codes, Access Laws (as hereinafter defined), pollution or protection of the environment, including, without limitation, laws relating to the ADA (as hereinafter defined), the Interstate Land Sales Full Disclosure Act 15 U.S.C. Section 1701, et seq. and all permits, licenses, authorizations and regulations relating thereto, and all laws, rules, regulations, orders, guidelines and requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

(4) Borrower shall notify Lender promptly upon becoming aware of any Environmental Condition (as hereinafter defined) and shall, upon the prior written request of Lender, provide periodic written reports to Lender concerning the nature and extent of such Environmental Condition, the actions proposed to be taken by Borrower to remediate such Environmental Condition, the progress of Borrower in remediating such Environmental Condition and the completion of such remediation, together with copies of any written notices and other written communications concerning such Remediation between Borrower and any Governmental Authority. For purposes hereof, the term “Environmental Condition” shall mean (A) any presence of Hazardous Substances in violation of any applicable Governmental Regulations relating to Hazardous Substances on the Property not expressly disclosed in the Environmental Reports or (B) any disposal, escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Substance at, from or affecting the Property in violation of any Governmental Regulations.

(g) Intentionally Omitted.

(h) Operating Agreements. As of the date hereof, Borrower has delivered to Lender true, correct and complete executed copies of any and all operating agreements, reciprocal easement agreements, parking agreements, declarations, service and maintenance contracts, and development agreements (together with any and all amendments and supplements thereto and all agreements collateral therewith) (collectively, “Operating Agreements”). Borrower shall (i) perform or cause to be performed its obligations under all Operating Agreements, (ii) enforce with reasonable diligence, but in any event short of termination, the reasonable performance by each party to any Operating Agreement of all of such party’s obligations thereunder, and (iii) give Lender prompt written notice, and a copy, of any notice of default, event of default, termination or cancellation sent or received by Borrower with respect to an Operating Agreement. Borrower shall not enter into any new Operating Agreements or permit the amendment, modification, termination or surrender of any Operating Agreement without the prior written consent of Lender, provided, however, no such consent shall be required with regard to any Operating Agreements which (x) are terminable on thirty (30) days’ notice, without penalty or other cost to Borrower or any successor or assignee, and (y) provide for normal and customary building services such as cleaning contracts, elevator maintenance, fire safety and similar building services. Borrower shall provide copies of any new or amended Operating Agreements to Lender on a monthly basis.

(i) Management Agreements. Borrower has delivered to Lender a copy of the Property Management Agreement and any other existing property management agreements and/or brokerage agreements, if any, affecting the Property (collectively, the “Management Agreements”). Borrower shall not enter into any new Management Agreements or permit the amendment or modification of the Management Agreements, in each case, without the prior written consent of Lender.

(j) Intentionally Omitted.

2.3 Insurance.

(a) Coverages. Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the coverages set forth herein:

(i) Causes of Loss Special Form Property insurance on the Improvements and the Personal Property, including windstorm coverage, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value as reasonably determined by Lender (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either an agreed amount endorsement or a waiver of all co-insurance provisions; (C) providing for a deductible of not greater than $25,000 (except with respect to earthquake and windstorm/named storm which may provide for deductibles up to 5% of the total insurable value of the Property); (D) if any of the Improvements or the use of the Property shall at any time constitute a legal non-conforming structure or use, Borrower shall obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement, which shall include sufficient coverage for (1) costs to comply with building and zoning codes and ordinances, (2) demolition costs, and (3) increased costs of construction; and (E) with respect to the construction of any new Improvements, written on a so-called builder’s risk completed value form on a nonreporting basis;

(ii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 2.3(a)(i); (C) on an agreed value actual loss sustained basis in an amount equal to 100% of the projected gross income from the Property for a period of eighteen (18) months; (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (E) if Borrower is required to obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement pursuant to Section 2.3(a)(i)(D), coverage for the increased period of restoration. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All insurance proceeds payable to Lender pursuant to this Section 2.3(a)(ii) shall be held by Lender and shall be applied to the Obligations from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations on the respective dates of payment provided for in the Note, this Security Instrument and the other Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, Borrower shall obtain flood hazard insurance in an amount equal to the lesser of (x) Full Replacement Cost and (y) the outstanding principal balance of the Loan, plus twelve (12) months of business income insurance consistent with the requirements of Section 2.3(a)(ii);

(iv) the insurance required under Section 2.3(a)(i), (ii) and (vii) shall cover perils of terrorism insurance for Certified Acts of Terrorism (as such terms are defined in means the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended and as it may be further amended from time to time (including any extensions thereof)) in an amount equal to the Full Replacement Cost plus twelve (12) months of business income insurance consistent with the requirements of Section 2.3(a)(i), (ii) and (vii);

(v) steam boiler and machinery breakdown direct damage insurance, in an amount acceptable to Lender for all boilers and machinery which form a part of the Property, if applicable;

(vi) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the “occurrence” form (including “umbrella” coverage in place) of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate with excess “umbrella coverage” in an amount not less than $15,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) contractual liability for all insured contracts, to the extent the same is available;

(vii) at all times during which structural construction, material repairs or alterations are being made with respect to the Improvements, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy;

(viii) intentionally omitted;

(ix) if Borrower owns or operates motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

(x) if applicable, workers’ compensation, and employer’s liability insurance subject to workers’ compensation laws of the State of California;

(xi) if applicable, a blanket fidelity bond or “Employee Dishonesty” coverage insuring against losses resulting from dishonest or fraudulent acts committed by personnel retained in connection with the operation of the Property; and

(xii) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) Blanket Insurance; Separate Insurance. Any umbrella or blanket insurance Policy shall include Lender’s interests therein as provided in this Security Instrument. The umbrella or blanket Policy shall provide the same protection as would a separate standalone Policy as long as said Policy is in compliance with the provisions of Section 2.3(a) as determined by Lender. Borrower shall not obtain separate insurance concurrent in form or contributing in the event of loss with that required in Section 2.3(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. Notwithstanding the foregoing, Borrower shall be able to obtain additional insurance covering additional perils not required by Lender, as deemed necessary by Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause complete copies of each Policy to be delivered as required in Section 2.3(e).

(c) Insurers. All policies of insurance required under this Section 2.3 (collectively, the “Policies” and each, individually, a “Policy”) shall be issued by companies having a general policy rating of “A”-VIII or better by Best Key Rating Guide or otherwise approved by Lender and which are authorized to do business in the State of California (any of such companies being referred to individually herein as a “Qualified Insurer”) or with such other companies satisfactory to Lender, and shall be subject to the approval of Lender as to amount, content, form and expiration date; it being agreed that the approval by Lender of any insurer shall not be construed to be a representation, certification or warranty of its solvency, and no approval by Lender as to the amount, type and/or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

(d) Insured Parties. All Policies provided for or contemplated by Section 2.3(a) hereof, shall name Borrower as a named insured. The insurance required under subsections (i) through (v) inclusive, of Section 2.3(a) shall name Lender, its successors and/or assigns, as mortgagee/loss payee under a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement or an equivalent standard form attached to, or otherwise made a part of such policy in favor of Lender, and provide that the insurers waive any and all subrogation rights against Lender. The insurance maintained under subsections (vi) through (x) inclusive, of Section 2.3(a) shall name Lender, its successors and/or assigns, as an additional insured. It is agreed that, and each property policy shall expressly state that, losses shall be payable jointly to Lender and Borrower notwithstanding (1) any act or negligence of Borrower or its agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment, (2) the occupation or use of the Property or any part thereof for purposes more hazardous than permitted by the terms of such policy, (3) any foreclosure or other action or proceeding taken pursuant to this Security Instrument, or (4) any change in title to or ownership of the Property or any part thereof. No Policy shall be canceled without at least thirty (30) days’ written notice to Lender, except for ten (10) days’ notice for non-payment of premium. The issuers thereof shall give written notice to Lender if the issuers elect not to renew prior to its expiration. Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(e) Delivery of Policies. If not previously delivered to Lender, Borrower shall deliver to Lender no later than thirty (30) days after the date hereof certified copies of the existing Policies providing the insurance coverage required under Section 2.3(a) marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) annually in advance. In addition, upon renewal of the Policies which Borrower is now or hereafter required to maintain hereunder, Borrower shall deliver to Lender certified copies of new or renewal Policies (also marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums due thereunder annually in advance), together with certificates of insurance therefor, setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the insurance company or companies which carry such insurance. Under no circumstances shall Borrower be permitted to finance the payment of any portion of the Insurance Premiums.

(f) Failure to Deliver Policies. If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect, together with interest at the Default Rate (as defined in the Note) from the date incurred by Lender, shall be secured by this Security Instrument and payable by Borrower to Lender immediately upon Lender’s demand.

(g) Transfer of Title. In the event of foreclosure of this Security Instrument or other transfer of title or assignment of the Property, by reason of a default hereunder, in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Borrower in and to all policies of insurance required under this Section 2.3 or otherwise then in force with respect to the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property.

2.4 Damage and Destruction.

(a) Borrower’s Obligations. In the event of any damage to or loss or destruction of the Property that shall require $50,000 or more, in the aggregate, to repair or restore, Borrower shall (i) promptly notify Lender of such event and take such steps as shall be necessary to preserve any undamaged portion of the Property, and (ii) unless otherwise instructed by Lender, promptly, regardless whether the insurance proceeds, if any, shall be sufficient for the purpose, commence and diligently pursue to completion the restoration, replacement and rebuilding of the Property, as nearly as possible to their value, condition and character immediately prior to such damage, loss or destruction in a good and workmanlike manner and in accordance with all applicable Governmental Regulations and insurance requirements and recommendations and otherwise pursuant to plans and specifications approved by Lender, which approval shall not be unreasonably withheld, and developed in connection with such restoration.

(b) Lender’s Rights; Application of Proceeds. In the event that any portion of the Property is damaged, lost or destroyed, and such damage, loss or destruction is covered, in whole or in part, by insurance described in Section 2.3 then, (i) Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower, and is hereby authorized and empowered by Borrower to settle, adjust or compromise any claims for damage, loss or destruction thereunder, (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Lender, and (iii) Lender shall apply the insurance proceeds, first, to reimburse Lender for all costs and expenses, including, without limitation, adjustors’ and reasonable attorneys’ fees and disbursements, incurred in connection with the collection of such proceeds, and, second, the remainder of such proceeds shall be applied, at Lender’s option, (x) in payment of all or any part of the Obligations, in the order and manner determined by Lender (provided that to the extent that any Obligations shall remain outstanding after such application, such unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof), (y) to the cure of any then current default hereunder, or (z) to the restoration, replacement or rebuilding, in whole or in part, of the portion of the Property so damaged, lost or destroyed, provided that any insurance proceeds held by Lender to be applied to the restoration, replacement or rebuilding of the Property shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Borrower with such provisions and requirements as reasonably may be imposed by Lender. Borrower acknowledges and agrees that Lender shall have sole and exclusive dominion and control over such proceeds. Notwithstanding the provision set forth in subsection (b)(i) above, Borrower shall have the right to settle, adjust or compromise any claims described in such subsection (b)(i) jointly with Lender, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty. Further, notwithstanding the foregoing, and provided no Event of Default shall have occurred and be continuing under this Security Instrument, the Note or any of the other Loan Documents, Borrower may adjust losses aggregating not in excess of $1,000,000 per occurrence with respect to any casualty which is a Minor Casualty (as hereinafter defined), provided such adjustment is carried out in a competent and timely manner with respect to restoration of the Property; provided further, however, that, in the event no Event of Default shall have occurred, (A) insurance proceeds adjusted by Borrower as permitted pursuant to this sentence shall be used for the restoration of the Property (it being understood and agreed that (x) Borrower shall cause such restoration to be performed in a good and workmanlike manner and in accordance with all applicable Governmental Regulations and insurance company requirements and recommendations and otherwise pursuant to plans and specifications developed for such restoration, (y) Borrower shall obtain and deliver to Lender a copy of all waivers of liens for all restoration work, and (z) upon Lender’s request, all construction and trade contracts and contracts for material, equipment, supplies and labor shall be collaterally assigned to Lender, and Borrower shall cause the general contractor to cause all other parties thereto to agree to perform for the benefit of Lender, at the request of Lender, provided Lender shall pay them for their respective services), and (B) Lender agrees to make the proceeds (less all reimbursable costs and expenses set forth in clause (iii) above) received in connection with a Minor Casualty available for the restoration of the Property on the terms and conditions hereinafter set forth; provided, however, if the proceeds shall be less than $1,000,000 and the costs of completing the restoration shall be less than $1,000,000 and the casualty is a Minor Casualty, the proceeds will be disbursed by Lender to Borrower upon receipt, provided no Event of Default exists and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the restoration in accordance with the terms of this Security Instrument.

For the purpose of this Security Instrument, a “Minor Casualty” shall mean any fire, earthquake, flood, water damage, other catastrophe or insured event occurring not later than nine (9) months prior to the Scheduled Maturity Date (as defined in the Note) which (1) does not result in an Environmental Condition, (II) does not damage or render untenantable (including, without limitation, as a result of the inability to access leased premises) more than 10% of the rentable square footage of the Improvements, and (III) does not result in more than 10% of the tenants terminating or having the right to terminate their Leases. In addition, Lender shall not be required to advance any proceeds for the restoration of the Property, even if a Minor Casualty, unless Borrower shall deliver to Lender, and Lender shall approve in writing, which approval shall not be unreasonably withheld, the plans, specifications and construction budget for the repair and/or restoration of the Property and Lender shall determine that the Improvements located on the Real Estate can be restored so as to constitute a commercially viable building of the same quality and use and having the same rentable square footage as existed immediately before the fire, other catastrophe or insured event for the amounts set forth in the construction budget. Upon receipt by Lender of proceeds from a Minor Casualty and/or if Lender, in its sole discretion, shall otherwise agree to make insurance proceeds from a non-Minor Casualty available for repair and restoration of the Property, the following shall apply:

(i) The actual out-of-pocket costs to Lender (including, without limitation, reasonable legal fees, appraisal fees, engineering surveys, consultants’ and architects’ charges and adjustors’ fees) incurred in settling or adjusting any claim and in reviewing and approving all plans (collectively, “Lender’s Costs”) shall first be paid to Lender out of the proceeds of the insurance. Lender shall have the right, but not the obligation, to retain an architectural or engineering consultant at any time and from time to time, at Borrower’s sole cost and expense, to examine plans, specifications, change orders and budgets with respect to such repair or restoration, the progress of same and to render reports and conduct site inspections with respect to the foregoing;

(ii) The contractor and major subcontractors engaged to perform the restoration work shall be subject to the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned or delayed;

(iii) The general contractor shall deliver a performance bond in respect of the work to be performed at the Property or a guarantee of such work in form, scope and substance reasonably acceptable to Lender from an entity reasonably acceptable to Lender or other substitute for such performance bond or guarantee acceptable to Lender in its sole discretion and the construction contract shall contain a time of the essence completion date reasonably satisfactory to Lender. All construction and trade contracts and contracts for material, equipment, supplies and labor shall be collaterally assigned to Lender and Borrower shall cause the general contractor to cause all other parties thereto to agree to perform for the benefit of Lender, at the request of Lender, provided Lender shall pay them for their respective services;

(iv) Borrower shall procure and deliver to Lender, from a licensed architect selected by Borrower and reasonably approved by Lender, a certified statement setting forth the estimated cost of restoration and that the proceeds of such insurance are, in such architect’s reasonable estimation (after deducting all of the Lender’s Costs and such architect’s fees and all other estimated costs for architects, plans, permits and approvals and other so-called “soft costs”), sufficient to perform the repair and/or restoration of the Property using similar quality materials as those presently installed therein. If such proceeds are insufficient, and if Lender nevertheless agrees to make such proceeds available for repair and/or restoration, Lender may require Borrower to deposit with Lender (with interest) the amount of any such deficiency, which funds shall be disbursed first in payment of such work. In addition, if thereafter it appears, at any time and from time to time, that the remaining proceeds shall be insufficient to pay for the remaining costs of construction, then Borrower shall deposit the amount of such deficiency (from time to time determined) with Lender for use as aforesaid;

(v) All proceeds allocated for repair and/or restoration shall be disbursed by Lender (not more frequently than monthly) based on the percentage of the work completed against a certification therefor by the aforesaid architect, invoices for the work to be paid for, waivers of lien for all prior work for which a payment was made and a title endorsement for the Property showing no additional exceptions to title of the Property other than the Permitted Encumbrances. In addition, prior to any disbursement of proceeds, Borrower must certify to Lender that (A) Borrower incurred the costs in the amount of the requested advance (as evidenced by a draw request signed by the general contractor and/or paid receipts), (B) such costs have not been the basis for any previous requisition, (C) there has been no change in Borrower’s financial condition which would have a material adverse effect, as reasonably determined by Lender, on the ability of Borrower to complete the repairs and/or restorations in question in accordance with the terms of this Security Instrument, and (D) Borrower has no defenses, counterclaims or offsets to its obligations under the Loan Documents and that there exists no Event of Default under the Loan Documents. Lender shall be entitled to retain up to ten (10%) percent of the amount of each such requisition unless the amount of the requisition already reflects ten (10%) percent retainage by Borrower. Such retainage shall be paid on a trade by trade basis upon final completion of the work by the applicable trade free of liens. If Lender shall have engaged an architectural or engineering consultant, then, as an additional precondition to any disbursement of proceeds hereunder, such consultant shall have approved, in writing, the progress of the work, conformity of the work with the approved plans and specifications and the quality and percentage of the work completed. For purposes of this provision, all work shall be deemed completed and all retainage shall be released upon delivery to Lender of the following, all in form and substance satisfactory to Lender: (x) evidence that all applicable licenses, permits and approvals (including, without limitation, certificates of occupancy) related to the work for which payment of the retainage therefor is sought have been obtained, (y) the certifications of Borrower’s architect, the general contractor and Lender’s consulting architect or engineering consultant, if any, that such work has been completed in accordance with the approved plans and specifications (and approved change orders) therefor, and (z) all of the certificates, statements, waivers, title endorsements and other proofs required hereunder as a condition to any disbursement;

(vi) No Event of Default hereunder or under any other Loan Document shall exist; and

(vii) All work shall be performed in a good and workmanlike manner and in accordance with all applicable Governmental Regulations and insurance company requirements and recommendations and otherwise pursuant to plans and specifications approved by the aforesaid architect.

(c) Not Trust Funds. Subject to Borrower’s right to adjust losses aggregating not in excess of $1,000,000 per occurrence as described in Section 2.4(b) above, in the event that Borrower shall have received all or any portion of such insurance proceeds or any other proceeds in respect of such damage or destruction, Borrower, upon demand from Lender, shall pay to Lender an amount equal to the total amount so received by Borrower, to be applied as Lender shall have the right pursuant to clause (iii) of Section 2.4(b) (subject to Borrower’s rights set forth in the last proviso of the first paragraph of Section 2.4(b)). Notwithstanding anything herein or at law or in equity to the contrary, none of the insurance proceeds or payments in lieu thereof paid to Lender as herein provided shall be deemed trust funds and Lender shall be entitled to dispose of such proceeds as provided in this Section 2.4. Borrower expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Property from any casualty whatsoever, whether or not insurable or insured against.

(d) Effect on the Obligations. Notwithstanding any fire or other casualty referred to in this Section 2.4 causing injury to or decrease in value of the Property, or any interest therein, Borrower shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from an application of insurance proceeds shall be deemed to take effect only on the date of receipt by Lender of such insurance proceeds and application against the Obligations, provided that if prior to the receipt by Lender of such insurance proceeds the Property shall have been sold on foreclosure of this Security Instrument, or shall have been transferred by deed in lieu of foreclosure of this Security Instrument, Lender shall have the right to receive the aforesaid insurance proceeds to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys’ fees and disbursements incurred by Lender in connection with the collection thereof. The provisions of this Section 2.4 shall survive the repayment, release, satisfaction and termination of this Security Instrument.

2.5 Condemnation.

(a) Borrower’s Obligations; Proceedings. Borrower, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Property, or any part or interest therein or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Property (including a change in grade of any street), or any part thereof or interest therein (a “Taking”), will notify Lender of the threat or pendency thereof. Lender may participate in any such proceedings, at Borrower’s sole cost and expense, and Borrower from time to time will execute and deliver to Lender all instruments requested by Lender or as may be required to permit such participation. Borrower shall, at its expense, diligently prosecute any proceedings involving a Taking, shall deliver to Lender copies of all papers served in connection therewith and shall consult and cooperate with Lender, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Borrower without Lender’s prior written consent, which consent shall not be unreasonably withheld.

(b) Lender’s Rights to Awards. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees and awards for injury or damage to the Property (an “Award” or “Awards”) are hereby assigned and shall be paid to Lender. Borrower agrees to execute and deliver such further assignments thereof as Lender may request and authorizes Lender to collect and receive the same, to give receipts and acquittances therefor, and to appeal from any such judgment, decree or award. Lender shall in no event be liable or responsible for failure to collect, or exercise diligence in the collection of, any of the same.

(c) Application of Awards. Lender shall have the right to apply any Awards first, to reimburse Lender for all costs and expenses, including, without limitation, attorneys’ fees and disbursements incurred in connection with the proceeding in question or the collection of such amounts, and, second, the remainder thereof as provided in Section 2.4(b) for insurance proceeds held by Lender. Notwithstanding the foregoing, and provided no Event of Default shall have occurred under this Security Instrument, the Note or any of the other Loan Documents, Borrower may adjust Awards that shall not exceed $1,000,000, in the aggregate, per occurrence, with respect to a Minor Taking (as hereinafter defined), provided such adjustment is carried out in a competent and timely manner; provided further, however, that, in the event no Event of Default shall have occurred and be continuing, Awards adjusted by Borrower as permitted pursuant to this sentence shall be used for the restoration of the Property (it being understood and agreed that (i) Borrower shall cause such restoration to be performed in a good and workmanlike manner and in accordance with all applicable Governmental Regulations and insurance company requirements and recommendations and otherwise pursuant to plans and specifications developed for such restoration, (ii) Borrower shall obtain and deliver to Lender a copy of all waivers of liens for all restoration work, and (iii) upon Lender’s request, all construction and trade contracts and contracts for material, equipment, supplies and labor shall be collaterally assigned to Lender and Borrower shall cause the general contractor to cause all other parties thereto to agree to perform for the benefit of Lender, at the request of Lender, provided Lender shall pay them for their respective services); provided, however, if Awards shall not exceed $1,000,000 and the costs of completing the restoration shall be less than $1,000,000 and the taking is a Minor Taking, Awards will be disbursed by Lender to Borrower upon receipt, provided no Event of Default exists and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the restoration in accordance with the terms of this Security Instrument. For the purpose of this Security Instrument, a “Minor Taking” shall mean any Taking occurring not later than nine (9) months prior to the Scheduled Maturity Date which (x) does not unduly restrict or limit access to the Property, (y) affects less than 10% of the rentable square footage of the Improvements, and (z) does not result in more than 10% of the tenants at the Property terminating or having the right to terminate their Leases. In addition, Lender shall not be required to advance any Awards for the restoration of the Property unless Borrower shall deliver to Lender, and Lender shall approve in writing, which approval shall not be unreasonably withheld, the plans, specifications and construction budget for the restoration of the Property and Lender shall determine that the Improvements located on the Real Estate can be restored so as to constitute a commercially viable building of the same quality and having the same rentable square footage as existed immediately before the Taking for the amounts set forth in the construction budget. Upon receipt by Lender of an Award from a Minor Taking and/or if Lender, in its sole discretion, shall otherwise elect to make such Awards available for the restoration of the Property, the following shall apply:

(i) The actual out-of-pocket costs to Lender (including, without limitation, legal fees, appraisal fees, engineering surveys, consultants’ and architects’ charges and adjustors’ fees) reasonably incurred in connection with the recovery of the Award and in reviewing and approving all plans (collectively, “Lender’s Award Costs”) shall first be paid to Lender out of the Award. Lender shall have the right, but not the obligation, to retain an architectural or engineering consultant at any time and from time to time, at Borrower’s sole cost and expense, to examine plans, specifications, change orders and budgets with respect to such restoration, the progress of same and to render reports and conduct site inspections with respect to the foregoing;

(ii) The contractor and major subcontractors engaged to perform the restoration work shall be subject to the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned or delayed;

(iii) The general contractor shall deliver a performance bond in respect of the work to be performed at the Property or a guarantee of such work in form, scope and substance reasonably acceptable to Lender from an entity reasonably acceptable to Lender or other substitute for such performance bond or guarantee acceptable to Lender in its sole discretion and the construction contract shall contain a time of the essence completion date reasonably satisfactory to Lender. All construction and trade contracts and contracts for material, equipment, supplies and labor shall be collaterally assigned to Lender and Borrower shall cause the general contractor to cause all other parties thereto to agree to perform for the benefit of fender, at the request of Lender, provided Lender shall pay them for their respective services;

(iv) Borrower shall procure and deliver to Lender, from a licensed architect selected by Borrower and approved by Lender, a certified statement setting forth the estimated cost of restoration and that the Award, in such architect’s reasonable estimation, is (after deducting all of the Lender’s Award Costs and such architect’s fees and all other estimated costs for architects, plans, permits and approvals and other so-called “soft costs”) sufficient to perform the restoration of the Property using similar quality materials as those presently installed therein. If such Award is insufficient, and if Lender nevertheless agrees to make such Award available for the restoration, Lender may require Borrower to deposit with Lender (with interest) the amount of any such deficiency, which funds shall be disbursed first in payment of such work. In addition, if thereafter it appears, at any time and from time to time, that the remaining portion of the Award shall be insufficient to pay for the remaining costs of construction, then Borrower shall deposit the amount of such deficiency (from time to time determined) with Lender for use as aforesaid;

(v) All Awards allocated for restoration shall be disbursed by Lender (not more frequently than monthly) based on the percentage of the work completed against a certification therefor by the aforesaid architect, invoices for the work to be paid for, waivers of lien for all prior work for which a payment was made and a title endorsement for the Property showing no additional exceptions to title of the Property other than the Permitted Encumbrances. In addition, prior to any disbursement from the Award, Borrower must certify to Lender that (A) Borrower incurred the costs in the amount of the requested advance (as evidenced by a draw request signed by the general contractor and/or paid receipts), (B) such costs have not been the basis for any previous requisition, (C) there has been no change in Borrower’s financial condition which would have a material adverse effect, as reasonably determined by Lender, on the ability of Borrower to complete the repairs and/or restorations in question in accordance with the terms of this Security Instrument, and (D) Borrower has no defenses, counterclaims or offsets to its obligations under the Loan Documents and that there exists no Event of Default under the Loan Documents. Lender shall be entitled to retain up to ten (10%) percent of the amount of each such requisition unless the amount of the requisition already reflects ten (10%) percent retainage by Borrower. Such retainage shall be paid on a trade by trade basis upon final completion of the work by the applicable trade free of liens. If Lender shall have engaged an architectural or engineering consultant, then, as an additional precondition to any disbursement from the Award hereunder, such consultant shall have approved, in writing, the progress of the work, conformity of the work with the approved plans and specifications and the quality and percentage of the work completed. For purposes of this provision, all work shall be deemed completed and all retainage shall be released upon delivery to Lender of the following, all in form and substance satisfactory to Lender: (x) evidence that all applicable licenses, permits and approvals (including, without limitation, certificates of occupancy) related to the work for which payment of the retainage therefor is sought have been obtained, (y) the certifications of Borrower’s architect, the general contractor and Lender’s consulting architect or engineering consultant, if any, that such work has been completed in accordance with the approved plans and specifications (and approved change orders) therefor, and (z) all of the certificates, statements, waivers, title endorsements and other proofs required hereunder as a condition to any disbursement;

(vi) No Event of Default hereunder or under any Loan Document shall exist; and

(vii) All work shall be performed in a good and workmanlike manner and in accordance with all Governmental Regulations and insurance company requirements and recommendations and otherwise pursuant to plans and specifications approved by the aforesaid architect.

(d) Not Trust Funds. In the event that Borrower shall have received all or any portion of such Award, Borrower, upon demand from Lender, shall pay to Lender an amount equal to the amount so received by Borrower. Notwithstanding anything herein or at law or in equity to the contrary, none of the Awards paid to, or received by, Lender as herein provided shall be deemed trust funds and Lender shall be entitled to dispose of such proceeds as provided in this Section 2.5.

(e) Effect on the Obligations. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from an application of Awards shall be deemed to take effect only on the date of receipt by Lender of such Awards and application against the Obligations, provided that if prior to the receipt by Lender of such Awards the Property shall have been sold on foreclosure of this Security Instrument, or shall have been transferred by deed in lieu of foreclosure of this Security Instrument, Lender shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys’ fees and disbursements incurred by Lender in connection with the collection thereof. The provisions of this Section 2.5 shall survive the repayment, release, satisfaction and termination of this Security Instrument.

2.6 Liens and Liabilities.

(a) Discharge of Liens. Borrower will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a Lien on the Property or on the revenues, rents, issues, income or profits arising therefrom and, in general, Borrower shall do, or cause to be done, at Borrower’s sole cost and expense, everything necessary to fully preserve the lien and priority of this Security Instrument. For the purposes hereof, the term “Lien” (or “Liens” as the case may be) shall mean any lien, mortgage, pledge, security interest, financing statement, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof, but excluding Permitted Encumbrances) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, or other encumbrance of any kind.

(b) Other Debt/Creation of Liens. Borrower will not, without Lender’s consent, incur any other debt, whether unsecured or secured by all or any portion of the Property. In addition, Borrower will not create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Lien against or covering the Property, which is prior to, on a parity with or subordinate to the lien of this Security Instrument. If any of the foregoing becomes attached to the Property without such consent, Borrower will immediately cause the same to be discharged and released. Notwithstanding the above to the contrary, Borrower may incur unsecured trade payables, not represented by a note, customarily paid by Borrower within sixty (60) days of incurrence and in fact not more than sixty (60) days outstanding, which are incurred in the ordinary course of Borrower’s ownership and operation of the Property, in amounts reasonable and customary for similar properties and in all events not exceeding, in the aggregate, at any one time, 2% of the original Principal Amount (as defined in the Note) of the Loan (“Permitted Trade Payables”).

(c) No Consent. Nothing in the Loan Documents shall be deemed or construed in any way as constituting the consent or request by Lender, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Property. Borrower further agrees that Lender does not stand in any fiduciary relationship to Borrower.

2.7 Taxes and Other Charges.

(a) Taxes on the Property. Borrower will pay prior to delinquency and before any penalty, interest or cost for non-payment thereof may be added thereto, (i) all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Property, or any portion thereof, including, without limitation, any taxes with respect to the Rents and Profits or arising in respect of the occupancy, use or possession of the Real Estate and Improvements, (ii) income taxes, franchise taxes, and other taxes owing by Borrower the non-payment of which would result in a Lien against the Property or otherwise diminish or impair the security of this Security Instrument and (iii) all taxes, charges, filing, registration, and recording fees, excises and levies imposed upon Lender by reason of or in connection with the execution, delivery and/or recording of the Loan Documents or the ownership of this Security Instrument or any Security Instrument supplemental hereto, any security instrument with respect to any equipment or any instrument of further assurance, and all corporate, stamp and other taxes required to be paid in connection with the Obligations (excluding, however, income taxes of Lender) (collectively, “Impositions”). Borrower will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

(b) Receipts. Unless Lender otherwise directs, Borrower will furnish to Lender upon Lender’s request, written proof of payment of the Impositions at the time such payment is made, and thereafter, upon Borrower’s receipt, furnish to Lender validated receipts showing payment in full of all Impositions.

(c) Additional Taxes. In the event of the enactment of or change in (including a change in interpretation of) any applicable Governmental Regulation (i) deducting or allowing Borrower to deduct from the value of the Property for the purpose of taxation any Lien or security interest thereon, or (ii) imposing, modifying or deeming applicable any reserve or special requirement against deposits of Lender, or (iii) subjecting Lender to any tax or changing in any way any Governmental Regulation for the taxation of mortgages, deeds of trust, deeds to secure debt or security agreements or other liens or debts secured thereby, the interest of the grantee, mortgagee, Lender, trustee or secured party in the property covered thereby, or the manner of collection of such taxes, in each such case, so as to affect this Security Instrument, the Obligations or Lender, and the result is to increase the taxes imposed upon or the cost to Lender or to reduce the amount of any payments receivable hereunder, then, and in any such event, Borrower shall, on demand, pay to Lender additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Obligations wholly or partially usurious under applicable law, then Lender may, at its option, declare the Obligations immediately due and payable or require Borrower to pay or reimburse Lender for payment of the lawful and non-usurious portion thereof.

(d) Contest of Certain Claims. Notwithstanding anything to the contrary contained in Section 2.6 or Section 2.7 hereof, Borrower may, to the extent and in the manner permitted by Governmental Regulations, at Borrower’s sole cost and expense, contest Governmental Regulations, Impositions or any other claim that can lead to a Lien against the Property, and the failure of Borrower to pay the contested Imposition or other claim that may result in a Lien against the Property, pending such contest, shall not be or become a default, provided that (A) Borrower shall notify Lender of Borrower’s intent to contest such payment at least thirty (30) days prior to commencing the contest; (B) Borrower shall deposit such payments or post such security as may be required by Governmental Regulation in connection with such contest; (C) Borrower shall furnish to Lender a cash deposit reasonably satisfactory to Lender, or an indemnity bond reasonably satisfactory to Lender, with a surety reasonably satisfactory to Lender, to assure payment (including, without limitation, interest, fines and penalties) of, and/or compliance with, the matters under contest and/or to prevent any sale, loss or forfeiture of all or any part of the Property; (D) Borrower diligently and in good faith pursues such contest by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and/or the sale, loss or forfeiture of all or any part of the Property to satisfy the same; (E) Borrower, promptly upon final determination thereof, shall pay the amount of any such claim so determined, together with all costs, fines, interest and penalties payable in connection therewith, whereupon Lender shall return to Borrower any security provided pursuant to clause (C) above; (F) the failure to comply with the applicable Governmental Regulations or to make payment of any Imposition or other claim shall not subject Lender to any civil or criminal liability or to any Losses and Liabilities; and (G) such contest shall not otherwise interfere with the payment of any amounts required to be paid under this Security Instrument or any of the other Loan Documents or the satisfaction of any other Obligations.

2.8 Intentionally Omitted.

2.9 Inspection. Borrower will allow Lender and its authorized representatives to enter upon and inspect the Property, and/or the books, records and accounts of Borrower at the office of Borrower or other Person maintaining such books, records and accounts (and in connection therewith, to make copies or extracts thereof as Lender shall desire), upon prior notice at all times during regular business hours and will assist Lender and such representatives in effecting said inspection.

2.10 Records; Reports and Audits; Maintenance of Records.

(a) Borrower shall keep and maintain or will cause to be kept and maintained on a calendar year basis, in accordance with generally accepted accounting principles consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Property, whether such income or expense be realized by Borrower or by any other Person whatsoever excepting tenants unrelated to and unaffiliated with Borrower who have leased from Borrower portions of the Property for the purpose of occupying the same.

(b) Within ninety (90) days following the end of each calendar year. Borrower shall furnish Lender: (i) income statements, balance sheets and cash flow statements of Borrower and the Property reviewed (or after the occurrence of an Event of Default, audited) by a certified public accountant reasonably satisfactory to Lender and stating that the same have been prepared in accordance with generally accepted accounting principles consistently applied, (ii) a detailed rent roll for the Property which shall list all Leases and the applicable lease expiration dates, and (iii) a building stacking plan setting forth the name, the square footage and floor of each tenant (or vacant space) at the Property. Prior to the end of each calendar year, Borrower shall furnish to Lender detailed operating and capital budgets with respect to the Property for the following year (the “Annual Budget”).

(c) Within thirty (30) days following the date that Borrower is required to file any state or federal income tax returns, Borrower shall deliver to Lender copies of such returns as filed with the applicable taxing authorities together with evidence of the payment of all federal and state income taxes required to be paid by Borrower.

(d) Within thirty (30) days following the end of each calendar quarter, Borrower shall deliver to Lender a “Leasing Status Report”, which shall include (i) a list of each vacant space located in the Property, (ii) a summary of prospective tenants for each vacant space, including a discussion of lease terms and a copy of any letters of intent, if available, (iii) the status of any leased spaces that will roll over within the twelve (12)-month period following the date of the applicable Leasing Status Report, including details with respect to whether the current tenant has given notice of whether it intends to renew’ its Lease or permit the termination of the same and if applicable, the proposed renewal terms; (iv) copies of any and all new Leases or amendment, modification, termination or surrender of any Leases, together with any and all side letters, licenses, letters of credit, guarantees and any other documentation executed in connection with any such Leases entered into since the delivery of the last Leasing Status Report from Borrower to Lender, certified by Borrower as being true, correct and complete, (v) a summary of the terms, including concessions, under any Leases entered into, amended, modified or renewed since the delivery of the previous Leasing Status Report from Borrower to Lender, and (vi) to the extent known to Borrower, a list of any space available for sublet and information pertaining to terms upon which such space is being offered and any available information concerning the terms and conditions of any subleases that are consummated.

(e) Within thirty (30) days following the end of each calendar quarter, Borrower shall deliver to Lender (i) operating statements of the Property in form and substance satisfactory to Lender, and (ii) a detailed rent roll for the Property (which shall list all Leases and the applicable Lease expiration dates), together with a delinquency report each in substantially the same form as delivered to Lender in connection with its underwriting of the Loan or such other form as may be approved by Lender.

(f) Within ten (10) Business Days after Lender’s request, Borrower shall deliver to Lender such additional financial information concerning Borrower, any Indemnitor and/or the Property as may be reasonably requested by Lender, including, without limitation, a current budget for the Property.

2.11 Borrower’s Certificates. Borrower, within ten (10) Business Days after Lender’s request, shall furnish to Lender a written statement (a “Borrower’s Certificate”), duly acknowledged, certifying to Lender and/or any proposed assignee of this Security Instrument or other prospective holder of the Loan or any portion thereof or interest therein, as to (a) the amount of the Obligations then owing under this Security Instrument, (b) the terms of payment and maturity date of the Obligations, (c) the date to which interest has been paid under the Note, (d) whether any offsets or defenses exist against the Obligations and if any are alleged to exist, a detailed description thereof, (e) that all Leases for the Property are in full force and effect and have not been modified (or if modified, setting forth all modifications), (f) the date to which the rent, additional rent and other charges under such Leases have been paid, (g) whether or not, to the best knowledge of Borrower, any of the tenants under such Leases are in default under such Leases, and, if any of the tenants are in default, setting forth the specific nature of all such defaults, and (h) as to any other matters reasonably requested by Lender.

2.12 Security Interest.

(a) This Security Instrument is also intended to, among other things, encumber and create a security interest in, and Borrower hereby unconditionally and irrevocably grants, bargains, assigns, conveys, pledges, mortgages, transfers, sets over and confirms unto Lender and hereby grants to Lender a security interest in, ail fixtures, chattels, accounts, deposit accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Real Estate or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Real Estate and the Improvements. The foregoing security interest shall also cover Borrower’s leasehold interest in any of the foregoing property which is leased by Borrower. Notwithstanding the foregoing, all of the foregoing property shall be owned by Borrower and no leasing or installment sales or other financing or title retention agreement in connection therewith, shall be permitted without the prior written approval of Lender, Borrower shall, from time to time upon the request of Lender, supply Lender with a current inventory of all of the property in which Lender is granted a security interest hereunder, in such detail as Lender may reasonably require. Borrower shall promptly replace all of the Collateral subject to the lien or security interest of this Security Instrument when worn out or obsolete with Collateral comparable to the worn out or obsolete Collateral when new, and will not, without the prior written consent of Lender, remove from the Real Estate or the Improvements any of the Collateral subject to the lien or security interest of this Security Instrument, except in the ordinary course of operating the Property and except such as is replaced by an article of equal suitability and value as above provided, owned by Borrower free and clear of any lien or security interest except that created by this Security Instrument and the other Loan Documents and except as otherwise expressly permitted by the terms of this Security Instrument. Other than proceeds of the Collateral, all of the Collateral shall be kept at the location of the Real Estate, except as otherwise required by the terms of the Loan Documents. Borrower shall not use any of the Collateral in violation of any Governmental Regulations.

(b) As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in, (i) the amounts deposited with the Depository’ pursuant to the terms of Section 2.15 and Article XI hereof (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance of said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter deposited and remaining therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now7 or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Borrower hereby authorizes and consents to the account or accounts into which the Reserves have been deposited being held by Depository and hereby acknowledges and agrees that Lender shall have sole and exclusive dominion and control over said account or accounts. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the Depository wherein the Reserves have been established, and Lender shall have possession of all passbooks or other evidences of such accounts. Borrower hereby assumes all risk of loss with respect to amounts on deposit in the Reserves, except to the extent such loss is caused by the gross negligence or willful misconduct, of Lender, Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower’s direction and is not the exercise by Lender of any right of setoff or other remedy upon an Event of Default, Borrower hereby waives all right to withdraw funds from the Reserves. If an Event of Default shall occur hereunder or under any other of the Loan Documents, then Lender may, without notice or demand on Borrower, at its option; (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the indebtedness evidenced by the Note or any other Obligations of Borrower under the other Loan Documents in such manner or as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (B) exercise any and all rights and remedies of a secured party under any applicable UCC, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any default hereunder or under the other Loan Documents. Notwithstanding anything to the contrary set forth herein, Lender shall have no liability arising from or in connection with any act or omission of the Depository or the economic failure of the Depository.

2.13 Security Agreement. This Security Instrument constitutes a security agreement between Borrower and Lender with respect to the Collateral (including, without limitation, the Reserves) in which Lender is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lender hereunder, Lender shall have all of the rights and remedies of a secured party under any applicable UCC. Borrower hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lender the attorney-in-fact of Borrower to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements or other instruments as Lender may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Without limiting the foregoing, to the extent permitted by applicable law, Borrower hereby authorizes Lender to file any financing statements or continuation statements thereof on Borrower’s behalf. Except with respect to Rents and Profits to the extent specifically provided herein to the contrary, Lender shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property, and, upon the occurrence of any Event of Default hereunder or under any other Loan Document, Borrower shall promptly deliver the same to Lender, endorsed to Lender, without further notice from Lender. Borrower agrees to furnish Lender with notice of any change in the name, identity, state of organization, residence, or principal place of business or mailing address of Borrower within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default hereunder, Lender shall have the rights and remedies as prescribed in this Security Instrument, or as prescribed by general law, or as prescribed by any applicable UCC, all at Lender’s election. Without implying any limitation upon the foregoing, Lender may, at its option, proceed against the Collateral in accordance with the provisions of the UCC as enacted in the State of California, or Lender may proceed as to both the real and personal property comprising the Property in accordance with this Security Instrument, or as otherwise provided at law or in equity. Any disposition of the Collateral may be conducted by an employee or agent of Lender. Any Person, including both Borrower and Lender, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Lender’s attorneys’ fees and legal expenses), together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Lender shall have the right to enter upon the Real Estate and the Improvements or any real property where any of the property which is the subject of the security interests granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Borrower, upon demand of Lender, shall assemble such property and make it available to Lender at the Real Estate, a place which is hereby deemed to be reasonably convenient to Lender and Borrower. If notice is required by law, Lender shall give Borrower not less than ten (10) days’ prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Borrower, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Borrower. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Lender pursuant to any applicable UCC:

(a) In the event of a foreclosure sale, the Collateral may, at the option of Lender, be sold as a whole;

(b) It shall not be necessary that Lender take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 2.13 is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c) Lender may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf offender.

The name and address of Borrower (as Debtor under any applicable UCC) are:

Napa Square Owner NY LLC

c/o JOSS Realty Partners LLC

1345 Avenue of the Americas, 31st Floor

New York, New York 10105

Attn: Larry Botel

One Napa LLC

200 West 86th Street, #16J

New York, New York 10024

Attn: Pamela Sprayregen

JNK Napa Square LLC

9 Appeld Court

Hillsdale, New Jersey 07642

Attn: Lisa. S. Karmin

The name and address of Lender (as Secured Party under any applicable UCC) are:

Insurance Strategy Funding II, LLC

c/o JPMorgan Chase Bank

270 Park Avenue, 9th Floor

New York, New York 10017

Attention: Jay Dewaltoff

2.14 Intentionally Omitted.

2.15 TI/LC Reserve. (a) On the date hereof, Borrower shall deposit with Lender $750,000.00. $465,000.00 of such amount (the “Vacant Space T1 Allocation”) shall be deposited with and held by Lender to pay for or reimburse Borrower for (i) tenant improvements that may be incurred during the Term in connection with the leasing of space vacant at the Property as of the date hereof (the “Current Vacant Space”) pursuant to new Leases or (ii) any work undertaken in connection with the speculative buildout of any portion of the Current Vacant Space (without being subject to an existing Lease), $80,000.00 of such amount (the “Vacant Space LC Allocation”) shall be deposited with and held by Lender to pay for or reimburse Borrower for leasing commissions that may be incurred during the Term in connection with the leasing the Current Vacant Space pursuant to new Leases, and $205,000.00 of such amount (the “General TI/LC Allocation”) shall be deposited with and held by Lender to pay for or reimburse Borrower for tenant improvements and leasing commissions that may be incurred during the Term in connection with the leasing of any portions of the Property pursuant to both new Leases and renewal Leases: provided, however, that so long as no Event of Default has occurred and is continuing, after the Current Vacant Space is leased pursuant to the Leases entered in accordance with the terms hereof, Borrower shall be permitted to reallocate any remaining portions of the Vacant Space TI Allocation and the Vacant Space LC Allocation to the General TI/LC Allocation. All such amounts shall be held by Depository in an interest bearing account until released in accordance with the provisions of clause (b) below (the “TI/LC Reserve Account”). Amounts deposited in the TI/LC Reserve Account pursuant to this Section 2.15 are referred to herein as the “TI/LC Reserve Fund.”

(b) Release of TI/LC Reserve Fund. Lender shall cause Depository to disburse funds (each such disbursement referred to as a “TI/LC Advance”) from the TI/LC Reserve Fund subject to satisfaction of the following conditions:

(i) no Event of Default shall have occurred and be continuing at the time of the submission of a TI/LC Requisition (as hereinafter defined) or as of the date of the disbursement of the Tl/LC Advance. Borrower’s submission of a TI/LC Requisition shall be deemed Borrower’s certification that no Event of Default shall have occurred and be continuing at the time of the submission of such TI/LC Requisition;

(ii) if applicable, the applicable Lease shall be an Approved Lease (as hereinafter defined). As used herein, the term “Approved Lease” shall mean any Lease entered into in accordance with Section 3.2(b) of this Security Instrument;

(iii) if applicable, the tenant under an Approved Lease shall be a bona fide third party unrelated to Borrower;

(iv) if the work for which the TI/LC Advance is being requested is in connection with the speculative buildout of any portion of the Current Vacant Space (without being subject to an existing Lease), such work shall have been approved by Lender, which approval shall not be unreasonably withheld;

(v) the amount and time of payment of such leasing commissions shall be (A) reasonable and customary for properties similar to the Property and the portion of the Property for which such leasing commission is due, and (B) determined pursuant to arms length transactions between Borrower and any leasing agent to which a leasing commission is due, and exclude any leasing commissions which shall be due any member, partner or owner of any direct or indirect ownership interest in Borrower or any Affiliate of Borrower; unless such leasing commissions have been previously approved in writing by Lender;

(vi) Borrower shall provide evidence reasonably satisfactory to Lender that all the work for which the TI/LC Advance is being requested has been performed in accordance with (1) all Governmental Regulations and (2) the Approved Lease; and

(vii) Borrower has delivered to Lender invoices and conditional lien releases from all contractors, subcontractors and materialmen supplying labor or materials for the tenant improvements, and invoices or paid receipts from all leasing agents for which the TI/LC Advance is being requested.

(c) Disbursement of TI/LC Advance. Lender shall disburse to Borrower each TI/LC Advance pursuant to, and in accordance with, the terms of this Section 2.15 not more than once in each calendar month upon submission to Lender at least ten (10) days prior to the date on which Borrower desires a disbursement of a TI/LC Advance, of a written requisition (a “TI/LC Requisition”), certified by Borrower on such form or forms as may be required by Lender. Each TI/LC Requisition shall be for not less than $10,000, except that the final TI/LC Requisition may be for less than $10,000. Each Tl/LC Requisition shall be deemed a representation by Borrower that Borrower is in full compliance with the terms of this Section 2.15.

2.16 Intentionally Omitted.

2.17 Reserves Generally.

(a) Prohibition Against Further Encumbrance. Borrower shall not, without the prior written consent of Lender, further pledge, assign or grant any security interest in the Required Repairs Reserve Fund or the TI/LC Reserve Fund, Operating Expense Reserve Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon or a UCC-1 financing statement, except those naming Lender as the Secured Party, to be filed with respect thereto.

(b) Use of Deposits. All funds so deposited under Section 2.15 shall, until so disbursed by the Depository as set forth in the applicable provisions, constitute additional security for the Obligations (and Borrower hereby grants to Lender a first priority security interest in such funds), and may be commingled with other funds of the Depository. If an Event of Default shall have occurred hereunder, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Lender’s option, be applied to the Obligations in the order determined by Lender or to cure said Event of Default or as provided in Section 2.15.

(c) Transfer of Security Instrument. Upon an assignment or other transfer of this Security Instrument, the Depository shall have the right to pay over the balance of such deposits made pursuant to Section 2.15 in its possession to the assignee or other successor, and the Depository shall thereupon be completely released from all liability with respect to such deposits and Borrower or the owner of the Property shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

(d) Transfer of the Property. Transfer of record title to the Property shall automatically transfer to the new owner all of Borrower’s beneficial interest in any deposits under Section 2.15, subject to the rights of Lender as provided herein. Upon full payment and satisfaction of this Security Instrument or, at Lender’s option, at any prior time, the balance of amounts deposited in the Depository’s possession shall be paid over to Borrower or, after transfer of record title to the Property in connection with the Permitted Assumption, to the then record owner of the Property, and no other party shall have any right or claim thereto in any event.

2.18 Access Laws. Borrower covenants to cause the Property to at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990 (as amended, the “ADA”), the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the ADA Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”). Notwithstanding any provisions set forth herein or in any other document regarding Lender’s approval of alterations of the Property, Borrower shall not alter, or permit others to alter, the Property in any manner which would increase Borrower’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. Lender may condition any such approval upon receipt of a certificate of Access Law compliance, in form and substance satisfactory to Lender, from an architect, engineer, or other Person acceptable to Lender. Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

2.19 Future Advances; Secured Indebtedness. It is understood and agreed that this Security Instrument shall secure payment of not only the indebtedness evidenced by the Note, but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents (other than the Environmental Indemnity), all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Lender to or for the benefit of Borrower from time to time under this Security Instrument or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Lender, or otherwise, and all interest accruing thereon, shall be equally secured by this Security Instrument and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Security Instrument.

2.20 OFAC. At all times throughout the term of the Loan, Borrower and all of its respective Affiliates shall (i) not be a Prohibited Person (defined below), and (ii) be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

The term “Prohibited Person” shall mean any person or entity:

(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any Person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “Terrorism” as defined in the Executive Order; or

(e) that is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list; or who is an Affiliate of or affiliated with a Person or entity listed above.

2.21 ERISA.

(a) As of the date hereof and throughout the term of the Loan, (i) Borrower does not and shall not sponsor, is not obligated to contribute to and shall not contribute to and is not and shall not be an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) none of the assets of Borrower constitutes or shall constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and shall not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and shall not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA.

(b) Borrower shall not engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a nonexempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(c) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that Borrower is in compliance with the representations, warranties and covenants contained in this Section 2.21.

2.22 Property Management Covenants. Borrower represents, covenants and agrees with Lender as follows:

(a) The Property Management Agreement is in full force and effect, has not been amended or modified, and there is no material default, breach or violation existing thereunder by Borrower or, to Borrower’s know-ledge, Manager, and, to Borrower’s knowledge, no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a material default, breach or violation by any party thereunder.

(b) Neither the execution and delivery of the Loan Documents, the Borrower’s performance thereunder, nor the recordation of this Security Instrument, will adversely affect Borrower’s rights under the Property Management Agreement.

(c) Borrower shall:

(1) perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Property Management Agreement prior to the expiration of any applicable notice and/or cure period and do all things necessary to preserve and to keep unimpaired its rights thereunder;

(2) promptly deliver to Lender any written notice of default or other written notice under the Property Management Agreement received by Borrower;

(3) promptly deliver to Lender a copy of each final financial statement, business plan, capital expenditures plan, report and estimate received by it under the Property Management Agreement;

(4) promptly enforce in a commercially reasonable manner the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by Manager, under the Property Management Agreement; and

(5) indemnify and hold Lender harmless from and against all Losses and Liabilities in any way arising in connection with any termination payments under the Property Management Agreement and liquidated damages payable under the Property Management Agreement.

(d) Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed):

(1) terminate or replace the Manager, or surrender, terminate or cancel the Property Management Agreement and, if at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute a conditional assignment of manager’s management agreement in a form then used by Lender with such changes as may be reasonably requested by Borrower or such new manager;

(2) reduce or consent to the reduction of the term of the Property Management Agreement;

(3) increase or consent to the increase of the amount of any fees or other amounts payable under the Property Management Agreement; or

(4) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Management Agreement in any material respect.

ARTICLE III

ASSIGNMENT OF LEASES AND RENTS AND OTHER SUMS

3.1 Assignment.

(a) Borrower has, by the Assignment of Leases and Rents executed, delivered and recorded simultaneously herewith, assigned to Lender, all of its right, title and interest in and to the Leases and the Rents and Profits described therein. The Assignment of Leases and Rents is intended to be and is an absolute present assignment from Borrower to Lender and not merely the passing of a security interest. The Rents and Profits are hereby absolutely and irrevocably assigned by Borrower to Lender. Borrower represents and warrants to Lender that Borrower has delivered to Lender true, correct and complete executed copies of all Leases, certified by Borrower as being true, correct and complete, as of the date hereof. Lender is hereby granted and assigned by Borrower the right to enter the Property for the purpose of enforcing its right in the Rents and Profits. Nevertheless, subject to the terms of this Section 3.1, Lender grants to Borrower a revocable license to operate and manage the Property and to collect Rents and Profits. Upon or at any time after the occurrence of and during the continuance of an Event of Default, the license granted to Borrower herein may be revoked by Lender, and Lender may enter upon the Property, and collect, retain and apply the Rents and Profits toward payment of the Obligations in accordance with the Note. The foregoing assignment shall be fully operative without any further action on the part of either party and Lender shall be entitled to the Rents and Profits whether or not Lender takes possession of the Property or any part thereof.

(b) So long as there shall exist no Event of Default hereunder and except as otherwise expressly provided herein, Borrower shall have the right and license to exercise all rights, options and privileges extended to the landlord under the Leases, including the right to collect all Rents and Profits and the right to receive the proceeds of any claims arising pursuant to the Leases, Borrower agrees to hold such Rents and Profits and the proceeds of any such claim, or a portion thereof in an amount sufficient to discharge and pay all then current Obligations which are or become due, in trust and to use the same in the payment of such Obligations (including, without limitation, all impositions and insurance premiums then payable) and all other costs, charges, accruals or expenses then incurred on, against or in connection with the operation of the Property.

(c) Upon the occurrence of any Event of Default, the right and license set forth in subsection (b) of this Section 3.1 shall be deemed automatically revoked by Lender as of the date of such Event of Default, whereupon Lender shall have the right and authority to exercise any of the rights or remedies referred to or set forth in Article VII. In addition, upon the occurrence of any such Event of Default, Borrower shall promptly pay to Lender or cause to be delivered to Lender (i) all rent prepayments and security or other deposits paid to Borrower pursuant to any Lease assigned hereunder, (ii) all original security deposits in the form of letters of credit, and (iii) all deposits for the payment of operating expenses and charges for services or facilities or for escalations which were paid pursuant to any such Lease to the extent allocable to any period from and after such Event of Default.

(d) Borrower will, as and when requested from time to time by Lender, execute, acknowledge and deliver to Lender, in the same form as the Assignment of Leases and Rents, one or more general or specific assignments of the landlord’s interest under any Lease now or hereafter affecting the whole or any part of the Property. Borrower will, on demand, pay to Lender, or reimburse Lender for the payment of any costs or expenses incurred in connection with the preparation and recording of any such assignment.

3.2 Leases and Rents.

(a) Borrower will (i) perform or cause to be performed the landlord’s obligations under all Leases now or hereafter affecting the whole or any part of the Property, (ii) enforce, short of termination, the performance by each tenant under its respective Lease of all of said tenant’s obligations thereunder, and (iii) give Lender prompt written notice and a copy of any notice of default, event of default, termination or cancellation sent or received by Borrower with respect to any Lease.

(b) Borrower will not enter into any new lease or consent to the amendment, modification, termination or surrender of any of the Leases or consent to any assignment of any Lease or any sublease under any Lease (herein “Leasing Activity”), without Lender’s prior written consent (which consent shall not be unreasonably withheld or delayed), except that (x) with respect to Leases demising 2,000 rentable square feet or less of space at the Property, Borrower may engage in Leasing Activity, without the prior written consent of Lender and (y) with respect to Leases demising 10,000 rentable square feet or less (but more than 2,000 rentable square feet) of space at the Property, Borrower may engage in Leasing Activity, without the prior written consent of Lender, provided such Leasing Activity complies with all of the Leasing Guidelines (as hereinafter defined).

(c) For purposes hereof, the term “Leasing Guidelines” shall mean:

(i) all Leases shall be on the Lender-Approved Lease Form;

(ii) no new Lease shall be for a term of less than three (3) years (including renewal options with pre-set fixed rentals, but excluding renewal options based upon fair market rental terms) and, except as provided in the existing Leases, no renewal of any Lease shall be for a term of less than two (2) years (including renewal options with pre-set fixed rentals, but excluding renewal options based upon fair market rental terms);

(iii) no Lease shall provide for the payment of rent more than one (1) month in advance (expressly excluding the first month’s rent, which may be paid upon Lease execution);

(iv) intentionally omitted; and

(v) the minimum base rent and concessions shall not substantially diverge from the prevailing market rate for arms’ length transactions at the time such Lease is entered into.

(d) Notwithstanding anything to the contrary contained herein, Borrower shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld or delayed):

(i) reduce the rents payable under any of the Leases regardless of whether, after such reduction, the rents payable by the tenants under such Leases would be permitted under the Leasing Guidelines; provided, however, that Borrower may execute amendments or renewals of Leases of 10,000 rentable square feet or less of space at the Property in connection with renewals or extensions of such Leases for a term of not less than three (3) years which amendments or renewals shall reduce the rent payable under such Leases to no less than the prevailing market rate for arms’ length transactions without Landlord’s consent if the rent payable under such Leases prior to such amendment or renewal was in excess of the prevailing market rate for arms’ length transactions;

(ii) except in accordance with the terms of the Leasing Guidelines, amend, modify or otherwise alter any letter of credit or other security or any guaranty given in connection with any Lease, or waive, excuse, condone, discount, set off, compromise or in any manner release or discharge any such security or any guarantor under any guaranty given in connection with any Lease of and from any obligation, condition and/or agreement to be kept, observed and/or performed by such guarantor;

(iii) consent to an assignment or subletting by a tenant of its interest in any Lease if (1) such tenant (or any guarantor) is released from liability in any respect under such Lease, or (2) Borrower shall not be reasonably satisfied with the creditworthiness of the proposed assignee or subtenant, as the case may be; unless the applicable Lease permits assignment or subletting upon satisfaction of conditions set forth in such Lease and all such conditions are satisfied;

(iv) cancel, terminate or accept the surrender of any Lease demising more than 2,000 rentable square feet of space at the Property unless by reason of a tenant material default and then only in the normal course of business provided such cancellation, termination or acceptance is conducted in a commercially reasonable manner; or

(v) modify the provisions of the Lender-Approved Lease Form (A) with respect to the tenant’s obligation to deliver estoppel certificates, except that Borrower may agree to changes which do not materially diminish the scope, substance or benefits to either landlord or Lender of the information required to be included in the form of tenant estoppel certificate contained in the Lender-Approved Lease Form; (B) which limit or exculpate Lender from liability for certain damages; or (C) which concern the subordination of each Lease to this Security Instrument.

ARTICLE IV

ADDITIONAL ADVANCES; EXPENSES; INDEMNITY

4.1 Additional Advances and Disbursements. Borrower agrees that upon the occurrence of an Event of Default Lender shall have the right, but not the obligation, in Borrower’s name or in Lender’s own name, and without notice to Borrower, to advance all or any part of amounts owing or to perform any or all required actions, and, Borrower expressly grants to Lender, in addition and without prejudice to any other rights and remedies hereunder, the right to enter upon and take possession of the Property to such extent and as often as it may deem necessary or desirable to prevent or remedy any such Event of Default. No such advance or performance shall be deemed to have cured such Event of Default with respect thereto. All sums advanced and all expenses incurred by Lender in connection with such advances or actions, and all other sums advanced or expenses incurred by Lender hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Obligations, shall bear interest at the Default Rate until paid in full and shall be secured by this Security Instrument. Lender, upon making any such advance, shall be subrogated to all of the rights of the Person receiving such advance.

4.2 Other Expenses.

(a) Borrower will pay or, on demand, reimburse Lender for the payment of, all appraisal fees, recording and filing fees, taxes, brokerage fees and commissions, abstract fees, title insurance premiums and fees, UCC search fees, escrow7 fees, consultants’ fees and disbursements, environmental engineers’ fees and disbursements, attorneys’ fees and disbursements, servicing fees, and all other costs and expenses of every character incurred by Lender in connection with the closing of the transactions contemplated hereunder or under the other Loan Documents (including the granting and preparation of the Loan Documents), the administration and enforcement of the Loan Documents, and/or otherwise attributable or chargeable to Borrower as owner of the Property.

(b) Borrower will pay or, on demand, reimburse Lender for the payment of any costs or expenses (including attorneys’ fees and disbursements and collection costs) incurred or expended in connection with or incidental to (i) the occurrence of any default or Event of Default by Borrower hereunder or under any of the other Loan Documents, (ii) the exercise or enforcement by or on behalf of Lender of any of its rights or remedies or Borrower’s obligations under this Security Instrument or under the other Loan Documents, including, without limitation, the enforcement, compromise or settlement of this Security Instrument or the Obligations or the defense or assertion of the rights and claims of Lender hereunder in respect thereof, by litigation or otherwise, or (iii) any legal advice as to Lender’s rights, remedies and obligations under this Security Instrument and the other Loan Documents arising from or in connection with any actual or threatened default hereunder or under any of the other Loan Documents.

4.3 Indemnity.

(a) Borrower agrees to indemnify, defend and hold harmless Lender, JPMorgan Chase Bank National Association and J.P. Morgan Investment Management Inc., and each of their respective successors, assigns, partners, officers, directors, agents, attorneys, administrators, trustees, parents, subsidiaries, advisors, affiliates, beneficiaries, shareholders, representatives, servants and employees (including, without limitation, any participants in the Loan) (each, an “Indemnitee”) from and against any and all Losses and Liabilities (as defined herein) which may be imposed on, incurred or paid by or asserted against any Indemnitee by reason or on account of, or in connection with or arising from:

(i) any default or Event of Default by Borrower or any other Borrower Party hereunder or under the other Loan Documents;

(ii) Lender’s exercise of any of its rights and remedies, or the performance of any of its duties, hereunder (including, without limitation, under any Lease or in connection with the enforcement of any Lease) or under the other Loan Documents to which Borrower or any other Borrower Party is a party:

(iii) the demolition, construction, reconstruction or alteration of the Property;

(iv) an actual, alleged or threatened Environmental Condition;

(v) any negligence or willful misconduct of Borrower, any other Borrower Party, any tenant of the Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees or any affiliates of any of the foregoing;

(vi) any accident, injury, death or damage to any Person or property occurring in, on or about the Property or any street, drive, sidewalk, curb or passageway adjacent thereto;

(vii) any of the foregoing which may be instituted against, or alleged with respect to, any Indemnitee by reason of any alleged obligation or undertaking on Lender’s part to perform or discharge any of the terms, covenants or agreements contained in any Lease, agreement or contract relating to the Property to which Lender is not a direct and express party;

(viii) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property, the Loan or the Obligations hereunder;

(ix) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; or

(x) any other transaction arising out of the ownership, management, leasing or operation of the Property or Borrower’s obligations under the Loan Documents except to the extent caused by the willful misconduct or gross negligence of Lender.

Any amount payable to Lender under this Section 4.3 shall be deemed a demand obligation, shall be part of the Obligations, shall bear interest at the Default Rate and shall be secured by this Security Instrument.

(b) Borrower’s obligations under this Section 4.3 (and any other obligation of Borrower to indemnify or defend Lender, Trustee or any other Indemnitee under this Security Instrument or any other Loan Document) shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation on its part under any such policy of covering insurance. If any claim, action or proceeding is made or brought against any Indemnitee which is subject to the indemnity set forth in this Section 4.3 (or any such other indemnity, as aforesaid), Borrower shall resist or defend against the same, if necessary in the name of Lender, by attorneys for Borrower’s insurance carrier (if the same is covered by insurance) or otherwise by attorneys approved by Lender. A waiver of subrogation shall be obtained by Borrower from its insurance carrier and consequently, Borrower waives any and all right to claim or recover against Lender or Lender’s officers, employees, agents and representatives, for loss of or damage to Borrower, any other Borrower Party, the Property, Borrower’s property or the property of others under Borrower’s or any other Borrower Parties’ control from any cause insured against or required to be insured against by the provisions of this Security Instrument. Notwithstanding the foregoing, any Indemnitee, in its discretion, may engage its own attorneys to resist or defend, or assist therein, and Borrower shall pay, or, on demand, shall reimburse such Indemnitee for the payment of, the fees and disbursements of said attorneys, but Borrower shall not be obligated to reimburse an Indemnitee’s separate legal counsel expenses unless such separate counsel was retained by Lender based on written advice from Lender’s counsel that joint representation of Borrower and Indemnitee would be inadvisable due to actual or potential differing or conflicting interests. No Indemnitee shall settle any such claim, action or proceeding without Borrower’s consent, which consent shall not be unreasonably withheld; provided, however, upon the occurrence and during the continuance of an Event of Default, any Indemnitee shall have the right to settle any such claim action or proceeding without Borrower’s consent. THE INDEMNITIES HEREIN PROVIDED BY BORROWER SHALL APPLY REGARDLESS OF WHETHER THE MATTER FROM WHICH THE INDEMNIFICATION OBLIGATION ARISES WAS CAUSED IN WHOLE OR IN PART BY SIMPLE NEGLIGENCE (BUT NOT WILLFUL MISCONDUCT OR GROSS NEGLIGENCE) OF ANY APPLICABLE INDEMNITEE.

(c) As used herein the term “Losses and Liabilities” shall mean, collectively, all claims, losses, liabilities (including, without limitation, strict liabilities and/or any environmental liability), suits, causes of actions, actions, proceedings, obligations, fines, debts, damages, injuries, diminutions in value (provided that losses arising as a result of a diminution in value shall only be determined following or in connection with a foreclosure sale, acceptance of a deed in lieu of foreclosure or other similar exercise of remedies by Lender), judgments, awards, demands, administrative orders, consent agreements and orders, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, penalties, interest, demands, claims, charges, fees, costs and expenses (including, without limitation, environmental inspection and clean-up costs, attorneys’ and paralegals’ fees and disbursements and other costs of defense) of whatever kind or nature, except to the extent caused by the gross negligence or willful misconduct of Lender.

4.4 Interest After Default. Subject to the terms of the Note, if any payment due hereunder or under the other Loan Documents is not paid in full when due, whether on any stated due date, any accelerated due date or on demand or at any other time specified under any of the provisions hereof or thereof, then the same shall bear interest hereunder at the Default Rate from the due date until fully paid, whether or not an action against Borrower shall have been commenced, and if commenced whether or not a judgment against Borrower shall have been obtained, and such interest shall be added to and become a part of the Obligations and shall be secured hereby.

ARTICLE V

SALE, TRANSFER OR MORTGAGING OF THE PROPERTY; CHANGE OF CONTROL

5.1 Continuous Ownership; Change of Control.

(a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, managing members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security’ for payment and performance of the Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment or the performance of the Obligations, Lender can recover the Debt by a sale of the Property. Borrower shall not, whether voluntarily or involuntarily, (i) sell, grant, convey, assign or otherwise transfer, by operation of law or otherwise (collectively, “Transfer”) the Property, or any legal, beneficial or equitable interest therein or in Borrower, or in the management thereof (provided that transfers of beneficial interests in Manager shall not be prohibited), (ii) permit the Property, or any legal, beneficial or equitable interest therein or in Borrower, or in the management thereof to be the subject of a Transfer (provided that transfers of beneficial interests in Manager shall not be prohibited), (iii) enter into an agreement to Transfer while the Loan is outstanding unless such agreement provides for the assumption or payment in full of the Obligations in accordance with the terms of the Loan Documents, or (iv) grant an option, or take any action, which, pursuant to the terms of any agreement to which Borrower is a party, may result in a Transfer of the Property, or any legal, beneficial or equitable interest therein, or the management thereof while the Loan is outstanding, without Lender’s prior written consent (which consent shall be granted or withheld in Lender’s sole and absolute discretion) except to the extent any such Transfer would constitute a Permitted Transfer hereunder. For purposes of this Security Instrument, but without limiting the foregoing, except as expressly set forth in this sentence, (i) any change in control of Borrower, shall be deemed a Transfer of the Property, (ii) notwithstanding the second sentence of this Paragraph to the contrary, a Transfer of more than 49% in interest (directly or indirectly) of Borrower (whether stock, partnership interest or otherwise) by any party or parties in interest whether in a single transaction or a series of related or unrelated transactions shall be deemed a Transfer of the Property, (iii) a take-over agreement shall be deemed a Transfer of the Property, (iv) a Transfer of all or substantially all of the assets of any of Borrower, or any Indemnitor under the Environmental Indemnity, shall be deemed a Transfer of the Property, and (v) any Person or legal representative of Borrower to whom Borrower’s interest in the Property passes by operation of law. or otherwise, shall be bound by the provisions of this clause (a). To the extent that after giving effect to any Transfer, more than 10% in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than 10% direct or indirect interest in Borrower as of the date hereof, Borrower shall no less than thirty (30) days prior to the effective date of any such Transfer (A) notify Lender of any such Transfer and (B) deliver to Lender such information (which information may include such transferee’s name, address, state of formation, date of birth and tax identification number) as Lender may reasonably require in order to enable Lender’s customary “know your customer”, credit history check, litigation, lien, bankruptcy, judgment and other similar searches with respect to the applicable transferee and its applicable affiliates. Notwithstanding anything to the contrary contained herein, at all times until the Loan is indefeasibly repaid in full, (A) Lawrence R. Hotel must, own, directly or indirectly, at least a 5% interest in Napa Square Owner N Y LLC and Control, directly or indirectly, Napa Square Owner NY LLC and day-to-day operations of tire Property, (B) Lisa S. Karmin must own, directly or indirectly, at least a 51% interest in JNK Napa Square LLC and Control, directly or indirectly, JNK Napa Square LLC and (C) Pamela Sprayregen must own, directly or indirectly, at least a 51% interest in One Napa LLC and Control, directly or indirectly, One Napa LLC (the conditions described in clauses (A), (B) and (C) above, collectively, the “Minimum Ownership/Control Test”).

For purposes hereof, a “Permitted Transfer” shall mean, and “Transfer” shall not include (A) transfer by devise or descent or by operation of law upon the death of a partner, member or stockholder of a Borrower or any general partner thereof, (B) a sale, transfer or hypothecation of a partnership, shareholder or membership interest in a Borrower, whichever the case may be, by the current partners), shareholder(s), or member(s), as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such partner, shareholder or member (or a trust for the benefit of any such Persons) and (C) a Transfer of interests, directly or indirectly, in a Borrower or in any direct or indirect member of such Borrower (whether stock, partnership interest, limited liability company interest, or otherwise), whether in a single transaction or a series of related or unrelated transactions; provided that such Transfers in the aggregate do not exceed 49% of all direct or indirect interests in such Borrower and do not result in any violation of the Minimum Ownership/Control Test.

(b) In the event that (i) Borrower shall Transfer the Property, or there shall be a Transfer of any legal, beneficial or equitable interest therein in violation of the terms hereof, (ii) Borrower shall Transfer responsibility for the management of the Property in violation of the terms hereof, or (iii) any other Transfer shall otherwise occur in violation of the terms of this Security Instrument or any other Loan Document, the same shall constitute an “Event of Default” and Lender may elect to declare the Obligations, together with any other sums secured hereby, immediately due and payable. Lender may withhold its consent to any proposed Transfer for no reason or any reason, including the failure of the prospective transferee of the Property to reach an agreement in writing with Lender increasing the interest payable on the Obligations to such rate as Lender shall request.

(c) The provisions of this Section 5.1 shall apply to each and every such Transfer of all or any portion of the Property or any legal or equitable interest therein or the management thereof, regardless of whether or not Lender has consented to, or waived by its action or inaction its rights hereunder with respect to any previous Transfer of all or any portion of the Property or any legal or equitable interest therein, or the management thereof.

5.2 No Subordinate Financing. Borrower covenants and agrees that it will not further encumber, mortgage, pledge, or grant a security interest in the Property or any part thereof or any direct or indirect interest therein. Borrower further covenants and agrees that it will not obtain any Property-Assessed Clean Energy financing (a “PACE Loan”) with respect to the Property.

5.3 Assumption of the Loan. Subject to the following terms and conditions and Lender’s consent in its sole discretion, Lender shall permit a one (1) time Transfer of the Property or all of the legal or beneficial ownership interests therein or in Borrower and an assumption of the entire Loan (a “Permitted Assumption”), provided that Lender receives sixty (60) days prior written notice of such Permitted Assumption and no Event of Default has occurred and is continuing, and further provided that the following additional requirements are satisfied:

(a) Borrower shall pay Lender a transfer fee equal to one percent (1.0%) of the outstanding principal balance of the Loan at the time of such Permitted Assumption;

(b) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Permitted Assumption (including, without limitation. Lender’s reasonable counsel fees and disbursements and all recording fees, costs of the title company pursuant to clause (i) below and mortgage and intangible taxes);

(c) The proposed transferee (the “Transferee”) must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;

(d) Transferee and/or Transferee’s principals shall, as of the date of such transfer, have an aggregate net worth and liquidity acceptable to Lender;

(e) Transferee, Transferee’s principals and all other entities which may be owned or Controlled directly or indirectly by Transferee’s principals (“Related Entities”) must not have been the subject of any bankruptcy or other insolvency proceeding within seven (7) years prior to the date of the proposed Permitted Assumption;

(f) With respect to a Transfer of the Property, Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender;

(g) There shall be no material litigation relating to the creditworthiness or reputation of Transferee or any Related Entities or regulatory action pending or threatened against Transferee or any Related Entities which is not reasonably acceptable to Lender:

(h) With respect to any Transfer of the Property, Transferee must be able to satisfy all representations and covenants in Section 2.1(f) as Transferee and Transferee and the Related Entities must be able to satisfy all the representations and covenants set forth in Sections 2.20 and 2.21 of this Security Instrument, no Default or Event of Default shall otherwise occur as a result of such Transfer, and Transferee shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and legal opinions reasonably required by Lender;

(i) Prior to any release of Indemnitor, one (1) or more substitute guarantors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Indemnitor under the Guaranty and Environmental Indemnity executed by Indemnitor or execute a replacement guaranty and environmental indemnity satisfactory to Lender, including without limitation the ability to satisfy the net worth and liquidity requirements thereunder;

(j) If requested by Lender, Borrower or Transferee shall deliver, at no cost or expense to Lender, an endorsement to Lender’s title insurance policy, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in Lender’s title insurance policy issued on the date hereof; and

(k) The Property shall be managed by a manager acceptable to Lender pursuant to a management agreement acceptable to Lender.

Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Indemnitor herein shall be released from all liability under this Security Instrument, the Note and the other Loan Documents accruing from and after such Transfer. The foregoing release shall be effective upon the date of such Transfer, and Lender agrees to provide written evidence thereof reasonably requested by Borrower.

ARTICLE VI

DEFAULTS

6.1 Events of Default. The term “Event of Default,” as used in this Security Instrument, shall mean the occurrence of any of the following events:

(a) If Borrower fails to (i) make any Monthly Payment within five (5) days after a Monthly Payment Date (as such terms are defined in the Note), or (ii) pay any other amounts required to be paid or expended by Borrower under this Security Instrument, the Note, the Environmental Indemnity or under any other Loan Document, whether of principal, interest, prepayment premium, Impositions or otherwise, and whether on any stated due date, upon demand, at maturity or upon acceleration; it being understood and agreed that Borrower shall not be entitled to receive from Lender or any other party any notice of such failure to timely make any such payment;

(b) any representation or warranty made herein or in the other Loan Documents (including any certificates, schedules, and financial statements delivered in connection with any of the foregoing), or otherwise made by or on behalf of Borrower or any other Borrower Party in connection with the transactions contemplated hereunder, shall be false or misleading in any material respect when made;

(c) any Transfer shall be made in violation of the terms of this Security Instrument or the other Loan Documents;

(d) if (i) Borrower or any other Borrower Party shall commence any case, proceeding or other action (A) under any existing or future Governmental Regulations of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) Borrower or any other Borrower Party shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against Borrower or any other Borrower Party, any case, a proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) there shall be commenced against Borrower or any other Borrower Party, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) Borrower or any other Borrower Party or any of their affiliates shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or (iv) above; or (v) Borrower or any other Borrower Party shall generally not, or shall be unable to, or shall admit in writing (other than to Lender) its inability to, pay its debts as they become due;

(e) Borrower abandons the Property or ceases to do business or subjects the Property to actual physical waste;

(f) there shall occur any event of default or non-performance (beyond any applicable notice and/or cure periods, if any) under the terms of any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to this Security Instrument, provided that nothing contained herein shall be deemed to represent Lender’s consent, to any such mortgage, deed of trust, deed to secure debt or other security agreement;

(g) Borrower shall fail at any time to obtain, provide, maintain, keep in force or deliver to Lender the insurance policies required by Section 2.3 hereof;

(h) Borrower shall consent to any claim that this Security Instrument or any other document or instrument securing the Obligations is junior to any other Lien or any such claim shall be upheld by any court of competent jurisdiction;

(i) the existence of any Environmental Condition which is not fully remediated in accordance with the requirements of all applicable Governmental Regulations within thirty (30) days following the date that Borrower first acquires knowledge of such Environmental Condition; provided, however, if such remediation cannot be accomplished within such thirty (30) day period, the time for Borrower’s completion of such remediation shall be extended for such additional period as may be reasonably required by Borrower for such completion, provided further that Borrower (I) shall commence such remediation within thirty (30) days following the date Borrower first acquires knowledge of such Environmental Condition and thereafter exercises its commercially reasonable efforts to prosecute the completion of such remediation and (ii) Borrower is diligently pursuing such remediation in accordance with the timeline established by the applicable Governmental Regulations;

(j) subject to the Borrower’s rights of contest set forth in Section 2.7(d) hereof, if the Property becomes subject to any mechanic’s, materialmen’s or other Lien (including without limitation, any federal tax lien but excluding any Lien for local real estate taxes and assessments not then due and payable) and such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after notice thereof to Borrower;

(k) if Borrower shall fail to reimburse Lender within ten (10) days after demand, with interest calculated at the Default Rate, for all insurance premiums or Impositions, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument;

(l) if any default occurs in the performance of any guarantor’s or indemnitor’s obligations under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods set forth in such guaranty or indemnity, or if any representation or warranty of any guarantor or indemnitor thereunder shall be false or misleading in any material respect when made;

(m) there shall have occurred any default, event of default or non-performance by Borrower under the terms of any of the Leases which default, event of default or nonperformance shall not have been cured within any applicable grace period therefor under the applicable Lease and may result in the termination of the applicable Lease;

(n) any other event occurs and continues beyond any express grace period applicable thereto which, under the terms of the Loan Documents, would permit Lender to accelerate the Obligations;

(o) if Borrower shall fail to observe any covenants herein with respect to additional financing, including obtaining any PACE loan;

(p) if a default by Borrower beyond applicable notice or cure period (if any) shall occur under the Management Agreement (or any successor management agreement);

(q) if the Management Agreement is modified or amended without the prior written consent of Lender or Borrower waives or releases any of its rights or remedies under the Management Agreement in any material respect;

(r) if the Management Agreement terminates or expires unless, in each such case, Borrower, contemporaneously with such termination or expiration, enters into a replacement management agreement reasonably acceptable to Lender with a manager reasonably acceptable to Lender;

(s) if (i) any material default occurs under the Co-Tenancy Agreement beyond all applicable notice and cure periods expressly set forth thereunder, (ii) the Co-Tenancy Agreement is terminated, modified or amended without Lender’s prior written consent or (iii) any action or proceeding is commenced for the partition of all or any portion of the Property;

(t) if Borrower does not complete the Required Repairs by the required deadline for each Required Repair as set forth in Section 2.2(a)(1) hereof; or

(u) if (i) for more than ten (10) days, in the aggregate, after notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of the Note, this Security Instrument or any of the other Loan Documents not otherwise described in this Section 6.1 in the case of any default which can be cured by the payment of a sum of money (other than payments of money covered by Section 6.1(a) above), or (ii) for more than thirty (30) days, in the aggregate, after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, said thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days, in the aggregate.

ARTICLE VII

REMEDIES

7.1 Remedies Available. Upon the occurrence of any Event of Default, Borrower agrees that Trustee or Lender may take such action, without notice or demand, as Lender deems advisable to protect and enforce Trustee’s or Lender’s rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee or Lender;

(a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice of nonpayment or nonperformance, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable. Upon any such acceleration of the Note, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee and/or any amount payable upon such prepayment provided for in the Note shall then be immediately due and payable.

(b) Entry on the Property. Either in Person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law, without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Borrower hereby waives such notice and process, and without liability for trespass, damages or otherwise, and do any and all acts, perform any and all work and take possession of any and all books, records and accounts which may be desirable or necessary in Lender’s judgment to complete any unfinished construction on the Real Estate, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Lender therefor, together with interest thereon at the Default Rate, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(c) Collect Rents and Profits. With or without taking possession of the Property, sue for or otherwise collect the Rents and Profits, including those past due and unpaid.

(d) Appointment of Receiver. Upon, or at any time prior or after, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the Obligations or the solvency of Borrower or any Person or Persons liable for the payment of the indebtedness secured hereby, and Borrower does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender or Trustee, but nothing herein is to be construed to deprive Lender or Trustee of any other right, remedy or privilege Lender or Trustee may now have under the law to have a receiver appointed; provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 7.3 hereinbelow. Such receivership shall, at the option of Lender, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Security Instrument or deed in lieu of foreclosure.

(e) Foreclosure. Institute a proceeding or proceedings, judicial or otherwise (including, without limitation, by power of sale to the extent available to Lender or Trustee under applicable law, it being understood and agreed that Borrower hereby expressly grants Lender and Trustee such power of sale), for the complete foreclosure of this Security Instrument under any applicable law. Institute a proceeding or proceedings, judicial or otherwise (including, without limitation, by power of sale to the extent available to Lender or Trustee under applicable law, it being understood and agreed that Borrower hereby expressly grants Lender and Trustee such power of sale), for the partial foreclosure of this Security Instrument under any applicable law for the portion of the Obligations then due and payable, subject to the lien of this Security Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Obligations not then due and payable.

(1) If Lender is the purchaser of the Property, or any part thereof, at any sale thereof, whether such sale be under the powers of sale hereinabove, or upon any other foreclosure of the liens and security interests hereof, or otherwise, Lender shall, upon any such purchase, unless otherwise indicated in any writing evidencing such purchase, acquire good title to the Property so purchased, free of the liens and security interests created by the Loan Documents.

(2) In the event a foreclosure hereunder should be commenced, Lender may at any time before the sale abandon the sale, and may then institute suit for the collection of the Loan, or for the foreclosure of the liens and security interests hereof. If Lender should institute a suit for the collection of the Loan, or for a foreclosure of the liens and security interests hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and dispose of the Property, or any part thereof, in accordance with the provisions of this Security instrument.

(3) It is agreed that in any deed or deeds given, any and all statements of fact or other recitals therein made as to the identity of Lender or as to the occurrence or existence of any Event of Default or other default, or as to the acceleration of the maturity of the Loan, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, and, without being limited by the foregoing, as to any other act or thing having been duly done by Lender shall be accepted by all courts of law and equity as prima facie evidence that the said statements or recitals are correct and are without further questions to be so accepted.

(f) Other Remedies. If an Event of Default shall have occurred, this Security Instrument may, to the maximum extent permitted by law, be enforced, and Lender and/or Trustee may exercise any right, power or remedy permitted to it hereunder, under the Loan Documents or by law; or in equity, and, without limiting the generality of the foregoing, Lender and/or Trustee may, personally or by its agents, to the maximum extent permitted by law:

(1) enter into and take possession of the Property or any part thereof, exclude Borrower and all parties claiming under Borrower whose claims are junior to this Security Instrument, wholly or partly therefrom, and use, operate, manage and control the Property or any part thereof either in the name of Borrower or otherwise as Lender shall deem best, and upon such entry, from time to time at the expense of Borrower and the Property, make all such repairs, replacements, alterations, additions or improvements to the Property or any part thereof as Lender may deem proper and, whether or not Lender has so entered and taken possession of the Property or any part thereof, collect and receive all Rents and Profits and apply the same to the payment of all expenses that Lender may be authorized to make under this Security Instrument, the remainder to be applied to the payment of obligations under the Loan Documents until the same shall have been repaid in full; if Lender demands or attempts to take possession of the Property or any part thereof in the exercise of any rights hereunder. Borrower shall promptly turn over and deliver complete possession thereof to Lender;

(2) cause any or all of the Property to be sold under the power of sale in any manner permitted by applicable law. For any sale under the power of sale granted by this Security Instrument, Lender and/or Trustee shall record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell the Property, and all estate, right, title, interest, claim and demand of Borrower therein, and all rights of redemption thereof, at one or more sales, as an entity or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, may elect to deem all of the Property to be real property for purposes thereof), and at such time or place and upon such terms as Lender may deem expedient, or as may be required by applicable law. Upon any sale, Lender and/or Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all Persons. In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Security Instrument Property;

(3) proceed to protect and enforce their rights under this Security Instrument, by suit for specific performance of any covenant contained herein or in the Loan Documents or in aid of the execution of any power granted herein or in the Loan Documents, or for the enforcement of any other right as Lender and/or Trustee shall elect, provided, that in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on, and security interest in, the remaining portion of the Property; or

(4) exercise any or all of the remedies available to a secured party under the applicable UCC, including, without limitation;

(i) either personally or by means of a court-appointed receiver, take possession of all or any of the Property and exclude therefrom Borrower and all parties claiming under Borrower, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Borrower in respect of the Property or any part thereof; if Lender demands or attempts to take possession of the Property in the exercise of any rights hereunder. Borrower shall promptly turn over and deliver complete possession thereof to Lender;

(ii) without further notice to or demand upon Borrower, make such payments and do such acts as Lender may deem necessary to protect its security interest in the Property, including, without limitation, paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith which expenses shall thereafter become part of the obligations secured by this Security Instrument;

(iii) require Borrower to assemble the Property or any portion thereof, at a place designated by Lender and reasonably convenient to both parties, and promptly to deliver the Property to Lender, or an agent or representative designated by it; Lender, and each of its agents and representatives, shall have the right to enter upon the premises and property of Borrower to exercise the rights of Lender hereunder;

(iv) sell, lease or otherwise dispose of the Property, with or without having the Property at the place of sale, and upon such terms and in such manner as Lender may determine (and Lender may be a purchaser at any such sale); provided, however, that Lender, may dispose of the Property in accordance with Lender’s rights and remedies in respect of the Property pursuant to the provisions of this Security Instrument in lieu of proceeding under the applicable UCC; and

(v) Lender shall give Borrower at least ten (10) days’ prior notice of the time and place of any sale of the Property or other intended disposition thereof, which notice Borrower agrees is commercially reasonable.

(g) Trustee or Lender may resort for the payment of the Loan to any other security for the debt held by Trustee or Lender in such order and manner as Trustee or Lender, in its discretion, may elect. Lender may take action to recover the Loan, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Trustee or Lender thereafter to foreclose this Security Instrument. The rights of Lender and Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender and Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

(h) Lost Documents. All rights of action under the Note, this Security Instrument or any of the other Loan Documents may be enforced by Lender without the possession of the original Loan Documents and without the production thereof at any trial or other proceeding relative thereto.

7.2 Application of Proceeds. (a) To the fullest extent permitted by law, the proceeds of any foreclosure sale under this Security Instrument shall be applied to the extent funds are so available to the following items in such order as Lender in its discretion may determine:

(i) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(ii) To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

(iii) To payment of the secured indebtedness and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any payment due upon a deemed prepayment of the principal balance of the Note, and any applicable prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole discretion.

(iv) To the extent permitted by Governmental Regulations, to be set aside by Lender as adequate security in its judgment for the payment of sums which would have been paid by application under clauses (i) through (iii) above to Lender, arising out of an obligation or liability with respect to which Borrower has agreed to indemnify Lender, but which sums are not yet due and payable or liquidated.

The remainder, if any, of such funds shall be disbursed to Borrower or to the Person or Persons legally entitled thereto, except as otherwise provided by law.

(b) No sale or other disposition of all or any part of the Property pursuant to Section 7.1 shall be deemed to relieve Borrower of its obligations under the Loan Documents, except to the extent the proceeds thereof are applied to the payment of such obligations. If the proceeds of sale, collection or other realization of or upon the Property are insufficient to cover the costs and expenses of such realization and the payment in full of any amounts due under the Loan Documents, Borrower shall remain liable for any deficiency pursuant to the terms of Section 7.7 hereof, subject to the terms of Section 9.21 hereof.

7.3 Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default and entry upon the Property pursuant to Section 7.1(b) hereof or appointment of a receiver pursuant to Section 7.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender’s or the receiver’s sole discretion, all at Borrower’s expense, Lender, Trustee or said receiver, or such other Persons or entities as they shall hire, direct or engage, as the case may be, may (but shall have no obligation to) do or permit one or more of the following, successively or concurrently;

(a) enter upon and take possession and control of any and all of the Property;

(b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property;

(c) exclude Borrower and its agents, servants and employees wholly from the Property;

(d) manage and operate the Property;

(e) preserve and maintain the Property;

(f) make repairs and alterations to the Property;

(g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Lender’s sole discretion, make it or any part thereof readily marketable or rentable;

(h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable;

(i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted;

(j) execute and deliver, in the name of Borrower as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions;

(k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable;

(l) collect and receive the Rents and Profits from the Property;

(m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements;

(n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender or such receiver;

(o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent;

(p) compromise or give acquaintance for Rents and Profits, payments, income or proceeds that may become due;

(q) delegate or assign any and all rights and powers given to Lender by this Security Instrument; and/or

(r) do any other acts which Lender in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Security Instrument. This Security Instrument shall constitute a direction to and full authority to any tenant, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender upon the occurrence of an Event of Default, to pay all amounts owing under any lease, contract, concession, license or other agreement to Lender without proof of the default relied upon. Any such tenant or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any default under this Security Instrument or under any of the other Loan Documents has actually occurred or is then existing. Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower’s name, place and stead, upon an Event of Default to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding. Any money advanced by Lender in connection with any action taken under this Section 7.3, together with interest thereon at the Default Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by this Security Instrument and by every other instrument securing the secured indebtedness.

7.4 Occupancy After Foreclosure. In case the liens or security interests of this Security Instrument shall be foreclosed, and Borrower or Borrower’s representatives, successors or assigns, or any other Persons claiming any interest in the Property by, through or under Borrower (which, for purposes of this Section 7.4 does not include any tenant under a written Lease, provided such tenant is not an Affiliate of Borrower) are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy at sufferance, terminable at the will of landlord, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to forthwith surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located, and anyone occupying the Property after demand made for possession thereof shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

7.5 Notice to Account Debtors. Lender may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrower included in the Property to pay Lender directly. Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.

7.6 Cumulative Remedies. All remedies contained in this Security Instrument are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise. No act of Lender shall be construed as an election to proceed under any particular provisions of this Security Instrument to the exclusion of any other provision of this Security Instrument or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender. No delay or failure by Lender to exercise any right or remedy under this Security Instrument shall be construed to be a waiver of that right or remedy or of any default hereunder. Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

7.7 Deficiency. Subject to the terms of Section 9.21 hereof. Borrower acknowledges and agrees as follows:

(a) In the event an interest in any of the Property is foreclosed, Borrower agrees as follows: Lender shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Note equal to the difference between the amount upon which Borrower is personally liable under the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Borrower expressly recognizes that this Section 7.7 constitutes a waiver of any and all State of California Governmental Regulations which would otherwise permit Borrower and other Persons (if any) against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and to offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower and others (if any) against whom recovery of a deficiency is sought.

(b) In connection with any valuation of the Property as part of a foreclosure and sale, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings: (a) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (b) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (c) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys’ fees and marketing costs (but without duplication of any such expenses which were added to the obligations secured hereby); (d) to the extent permitted by law, the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses (but without duplication of any such costs and expenses which were added to the obligations secured hereby); and (e) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by Persons having at least five (5) years’ experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

7.8 Borrower’s Waivers. BORROWER HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAWS TO NOTICE, EXCEPT AS OTHERWISE HEREIN SPECIFICALLY PROVIDED, OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS SECURITY INSTRUMENT TO LENDER OR TRUSTEE, AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS HEREOF ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. BORROWER’S WAIVERS UNDER THIS SECTION 7.8 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY, AND KNOWINGLY AND AFTER BORROWER HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

ARTICLE VIII

REPORTING AND WITHHOLDING REQUIREMENTS

8.1 Withholding. In the event of a foreclosure or delivery of a deed-in-lieu of foreclosure, Borrower agrees that Lender shall have the right to withhold any and all amounts necessary to comply with the requirements of Section 1445 of the Code, any successor statutes thereto and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

8.2 Form 1099-S. Borrower shall have supplied or caused to be supplied to Lender either (a) a copy of a completed Form 1099-S, Statement for Recipients of Proceeds from Real Estate Transactions prepared by Borrower’s attorney together with a certification from Borrower to the effect that such form has, to the best of Borrower’s knowledge, been accurately prepared and that Borrower will timely file, or will cause to be filed, such form, or (b) a certification from Borrower that the mortgage loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code.

8.3 Transfer Tax.

(a) Covenants. Borrower covenants and agrees that, in the event of a sale or other Transfer, it will duly complete, execute and deliver to Lender contemporaneously with their submission to the applicable taxing authority or recording officer, all forms and supporting documentation required by such taxing authority or recording officer to estimate and fix the real estate transfer tax (“Transfer Tax”), if any, payable by reason of such sale or other Transfer or recording of the deed evidencing such sale or other Transfer. This Section 8.3 shall apply only if this Security Instrument is outstanding after any such sale or transfer.

(b) Payment. Borrower agrees to pay all Transfer Taxes that may hereafter become due and payable with respect to any Transfer, and in default thereof Lender shall have the right, but not the obligation, to pay the same and the amount of such payment shall be added to the Obligations and be secured by this Security Instrument. The provisions of this Article shall survive any Transfer, foreclosure or deed in lieu of foreclosure and the delivery of the deed in connection with any Transfer, foreclosure or deed in lieu of foreclosure. Nothing in this Article shall be deemed to limit Lender’s rights hereunder in the event any Transfer shall be made in violation of the provisions of this Security Instrument.

(c) Foreclosure. The provisions of this Section 8.3 shall be applicable also in the event of a foreclosure or delivery of a deed in lieu of foreclosure to the extent that Lender shall, in its sole judgment and discretion, determine that any tax (including a Transfer Tax) shall be payable by it.

ARTICLE IX

MISCELLANEOUS TERMS AND CONDITIONS

9.1 Time of Essence. Time is of the essence for the performance of each and every covenant of Borrower hereunder. No excuse, delay, act of G-d, or other reason, whether or not within the control of Borrower, shall operate to defer, reduce or waive Borrower’s performance of any monetary covenants or obligations hereunder.

9.2 Release of This Security Instrument. If all of the Obligations secured hereby shall have been paid and/or performed, then and in that event only, all rights under this Security Instrument shall terminate, except for any indemnities granted by Borrower hereunder to Lender and any other provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender, at Borrower’s cost. No release of this Security Instrument or the lien hereof shall be valid unless executed by Lender, which Lender agrees to provide on a timely basis.

9.3 Certain Rights of Lender. Without affecting Borrower’s liability for the payment of any of the indebtedness secured hereby, Lender may from time to time and without notice to Borrower: (a) release any Person liable for the payment of tire indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) release any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Security Instrument or any agreement subordinating any lien or security interest granted hereby.

9.4 Additional Borrower’s Waivers. To the full extent permitted by law, Borrower agrees that Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Obligations prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Borrower, for Borrower and Borrower’s successors and assigns, and for any and all Persons ever claiming any interest in the Property including, without limitation, any Borrower Party, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Obligations (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Borrower or any other Borrower Party, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under Governmental Regulations; and (d) waives notice of intention to accelerate the indebtedness, notice of acceleration of the indebtedness, demand, protest and notice of demand, protest and nonpayment and all other notices. To the full extent permitted by law, Borrower shall not have or assert any right under any Governmental Regulations pertaining to the exemption of homestead or other exemption under any Governmental Regulations now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Security Instrument to a sale of the Property, for the collection of the Obligations without any prior or different resort for collection, or the right of Lender under the terms of this Security Instrument to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatever. Further, Borrower hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Security Instrument or to collect any of the Obligations to the fullest extent permitted by law. Borrower covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. § 105 or any other provision of the United States Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the Obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

9.5 Notices. Any notice, demand, consent, approval, direction, waiver, agreement or other communication (any “Notice”) required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be directed as follows:

If to Borrower:

Napa Square Owner NY LLC

One Napa LLC

JNK Napa Square LLC

c/o JOSS Realty Partners LLC

1345 Avenue of the Americas, 31st Floor

New York, New York 10105

Attention: Larry Botel

with a copy to:

Morrison Cohen LLP

909 Third Avenue

New York, New York 10022-4784

Attention: Jonathan S. Margolis, Esq.

If to Lender:

Insurance Strategy Funding II, LLC

c/o JPMorgan Chase Bank 270

Park Avenue, 9th Floor

New York, New York 10017

Attention: Jay Dewaltoff

with a copy to:

Hunton & Williams LLP

200 Park Avenue

New York, New York 10166

Attention: Peter J. Mignone, Esq.

or to such changed address as a party hereto shall designate to the other party hereto from time to time in writing. Any counsel designated above or replacement counsel which may be designated respectively by each party by written notice to the other party hereto is hereby authorized to give notices hereunder on behalf of its respective client.

Notices shall be (i) personally delivered to the offices set forth above, in which case they shall be deemed delivered on the date of delivery or first (1st) business day thereafter if delivered other than on a business day (or after 5:00 p.m. New York City time) to said offices; (ii) sent by registered or certified mail, postage prepaid, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused by the addressee in which event they shall be deemed delivered on the earliest to occur of the first (1st) business day on or after the date of delivery or the third (3rd) business day after such notice has been deposited in the U.S. Mail in accordance with the terms hereof; or (iii) sent by a nationally recognized overnight courier, in which case they shall be deemed delivered on the date of delivery unless delivery is refused by the addressee in which event they shall be deemed delivered on the first (1st) business day on or after the date following the date such notice was delivered to or picked up by the courier.

9.6 Successors and Assigns. The provisions hereof shall be binding upon Borrower and the heirs, devisees, representatives, permitted successors and permitted assigns of Borrower, including successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender and its heirs, successors and assigns. All references in this Security Instrument to Borrower or Lender shall be construed as including all of such other Persons with respect to the Person referred to. Where two or more Persons have executed this Security Instrument, the obligations of such Persons shall be joint and several except to the extent the context clearly indicates otherwise.

9.7 Severability. In the event that any provision of this Security Instrument or the application thereof to Borrower shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and tire remainder of this Security Instrument and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it shall be held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Security Instrument.

9.8 Waiver; Discontinuance of Proceedings. Lender may waive any single default by Borrower hereunder without waiving any other prior or subsequent default. Lender may remedy any default by Borrower hereunder without waiving the default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any default by Borrower hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event. Borrower and Lender shall be restored to their former positions with respect to the indebtedness secured hereby, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

9.9 Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Security Instrument and of the other Loan Documents or instalments supplemental hereto, unless the context otherwise requires:

(a) All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Security Instrument, unless expressly otherwise designated in context.

(b) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

(c) The term “Property” shall be construed as if followed by the phrase “or any part thereof.”

(d) The term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof.”

(e) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

(f) The term “Person” shall include natural persons, firms, partnerships, corporations and any other public and private legal entities.

(g) The term “provisions”, when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, conditions and/or”.

(h) All Article, Section and Exhibit captions herein are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Security Instrument.

(i) No inference in favor of any party shall be drawn from the fact that such party has drafted any portion hereof.

(j) The cover page of and all recitals set forth in, and all Exhibits to, this Security Instrument are hereby incorporated in this Security Instrument.

(k) All obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower’s sole cost and expense.

(l) The term “landlord” shall mean “landlord, sublandlord, lessor and sublessor”, as the case may be, and the term “tenant” shall mean “tenant, subtenant, lessee and sublessee”, as the case may be.

(m) The term “Business Day” shall mean any day of the year other than (a) Saturday, Sunday, (b) a day on which banks in the City of New York are authorized or required by law to remain closed, or (c) a day on which the New York Stock Exchange is closed.

(n) The term “Affiliate” shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership or limited liability company, any general partner or managing member in such partnership or limited liability company, respectively, (ii) any other Person which is directly or indirectly controlled by, controls or is under common control with such Person or one or more of the Persons referred to in the preceding clause (i), and (iii) any other Person who is a senior executive officer, director or trustee of such Person or any Person referred to in the preceding clauses (i) and (ii); provided, however, in no event shall Lender or any of its Affiliates be an Affiliate of Borrower.

9.10 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a day which is not a Business Day, the period shall be deemed to end on the next succeeding Business Day.

9.11 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower’s request and Lender shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released.

9.12 Unsecured Portion of Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Security Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Security Instrument.

9.13 Cross-Default. An Event of Default hereunder which has not been cured within any applicable notice, grace or cure period shall constitute a default under each of the other Loan Documents.

9.14 Publicity. Neither Borrower nor any Borrower Party (or their affiliates) shall use the name of Lender, J.P. Morgan Investment Management Inc., JPMorgan Chase Bank, N.A., or any subsidiary or affiliate thereof, in any advertising, press release, “tombstone,” or on any sign erected on the Property without the prior written approval of Lender in each instance.

9.15 Construction of this Document. This document may be construed as a mortgage, security deed, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

9.16 No Merger. It is the desire and intention of the parties hereto that this Security instrument and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Lender acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an appropriate document duly recorded, this Security Instrument and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Security Instrument may be foreclosed as if owned by a stranger to said other or additional interests.

9.17 Lender May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals or general partners in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

9.18 Fixture Filing. This Security Instrument shall be effective from the date of its recording as a financing statement filed as a fixture filing under the applicable UCC with respect to all goods constituting part of the Property which are or are to become fixtures.

9.19 Assignment by Lender. Borrower agrees that Lender may assign, sell or transfer the Loan, its rights under this Security Instrument and the other Loan Documents and any servicing rights with respect to the Loan, whether in whole or in part, and/or grant participations in the Loan. In the event of any assignment of the Loan by Lender, Lender (and its partners, officers, directors, agents, attorneys, administrators, trustees, parents, subsidiaries, advisors, affiliates, beneficiaries, shareholders, representatives, servants and employees and their respective affiliates) will be deemed released of and from any obligation or liability (including, without limitation, any Losses and Liabilities of any Person) with respect to the Loan, this Security Instrument and the other Loan Documents (without any further action or agreement required) with respect to the Loan. Lender may forward to any potential assignee or transferee of any interest in the Loan or any servicing rights with respect to the Loan any and all documents and information which Lender now has or may hereafter acquire relating to the Loan and to the Borrower Parties and the Property, whether furnished by the Borrower Parties or otherwise, as Lender determines necessary or desirable. Borrower, on behalf of itself and the Borrower Parties, agrees to cooperate with Lender in connection with any transaction contemplated in this Section 9.19. Lender shall notify Borrower within ten (10) days after any such sale, assignment or transfer, including the name and address of any transferee and/or new servicer of the Loan.

9.20 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.

9.21 Limited Recourse.

(a) Except as otherwise provided in this Section 9.21, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may sell the Property under any power of sale or right of non-judicial foreclosure or bring a foreclosure action, confirmation action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Note, this Security Instrument, the other Loan Documents, and the Property, the Rents and Profits and any other collateral given to Lender created by the Note, this Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, the Rents and Profits arising from and after the Event of Default giving rise to such action or proceeding and any other collateral given to Lender. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided in the Note or this Security Instrument, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with the Note, this Security Instrument or the other Loan Documents. The provisions of this Section 9.21 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, this Security Instrument or the other Loan Documents; (ii) impair the right of Lender to obtain a deficiency judgment in any action or proceeding with respect to the Loan Documents in order to preserve its rights and remedies including, without limitation, foreclosure, non-judicial foreclosure, or the exercise of a power of sale, under this Security Instrument and the other Loan Documents; however, Lender agrees that, it shall not enforce such deficiency judgment against any assets of Borrower other than Borrower’s interest in the Property; (iii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (iv) affect the validity or enforceability of any indemnity, pledge, master lease or similar instrument made in connection with the Note, this Security Instrument, or the other Loan Documents; (v) impair the right of Lender to obtain the appointment of a receiver; (vi) impair the enforcement of the Assignment of Leases and Rents executed, in connection herewith; (vii) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Security Instrument; or (viii) impair, release or limit the liability of Borrower (or any other Person) under the Environmental Indemnity or any of the other Loan Documents or affect in any way the validity, enforceability or recourse of such Environmental Indemnity or any of the other Loan Documents.

(b) Notwithstanding anything to the contrary contained herein, Borrower shall be personally liable to Lender for the Recourse Obligations of Borrower (as hereinafter defined). Unless a Full Recourse Event (as hereinafter defined) shall have occurred, the term “Recourse Obligations of Borrower” shall mean any and all Losses and Liabilities sustained by Lender to the extent arising out of or with respect to:

(i) fraud or any willful and material misrepresentation by Borrower or any other Borrower Party set forth in or otherwise made in connection with this Security Instrument or any of the other Loan Documents;

(ii) Borrower’s misapplication (i.e., application in violation of the terms of the Loan Documents) or misappropriation of Rents and Profits or condemnation or insurance proceeds;

(iii) Material physical waste of the Property;

(iv) Borrower’s failure to pay to Lender all Rents and Profits and other sums attributable to the Property or other collateral for the Obligations from and after the occurrence of any Event of Default;

(v) Borrower’s failure to pay any Impositions or insurance premiums to the extent there is sufficient net cash flow generated by the Property to pay the same;

(vi) any violation of Section 2.1(f) hereof;

(vii) any violation of Section 2.6 hereof with regard to mechanics’ liens (“Mechanics’ Lien Violation”);

(viii) any violation of Section 3.2 or Section 8.3 hereof;

(ix) any Environmental Condition;

(x) after an Event of Default has occurred, Borrower (or any other member of the Borrower Group) in any way, directly or indirectly, takes any action to stay, hinder, interfere, delay or impede Lender from foreclosing the Security Instrument or exercising its other remedies under the Loan Documents; provided that neither Borrower nor any other member of the Borrower Group shall be liable to the extent of any applicable Losses and Liabilities arising solely from a defense of Borrower or any member of the Borrower Group raised in good faith;

(xi) the removal or disposal of any portion of the Property after an Event of Default, unless any personal property that is removed or disposed of is replaced with personal property of the same utility and the same or greater value;

(xii) the filing by any Borrower or any of their general partners, managing members or principals of any action or proceeding to partition al l or any portion of the Property or any action to compel the sale thereof; or

(xiii) any violation of any obligation set forth in Article XI hereof.

(c) Notwithstanding anything to the contrary contained herein, in the event of the occurrence of any Full Recourse Event, the term “Recourse Obligations of Borrower” shall be deemed to include all the Obligations. For purposes hereof, the term “Full Recourse Event” shall mean:

(i) Borrower, or any member of the Borrower Group (as hereinafter defined) challenging or disputing the validity or enforceability of any of the provisions of this Security Instrument or any of the other Loan Documents or the validity, enforceability or priority of the liens and security interests securing payment of amounts owing or payable under the terms of the Note, this Security Instrument or any of the other Loan Documents. As used in this Security Instrument, the term “Borrower Group” shall mean Borrower and Borrower’s Affiliates or any other party having Control of Borrower (which shall include, but not be limited to, any creditor or claimant acting in concert with Borrower);

(ii) (A) Borrower files any petition or commences any proceeding pursuant to any reorganization, bankruptcy, insolvency or similar law or any such petition or proceeding is filed or commenced against Borrower by any other member of the Borrower Group and Borrower or any other member of the Borrower Group objects to a motion by Lender for relief from any stay or injunction from pursuing a foreclosure or any other remedial action permitted under the Loan Documents; or (B) if the Property or any part thereof shall become an asset in (1) a voluntary bankruptcy or insolvency proceeding, or (2) an involuntary bankruptcy or insolvency proceeding which is commenced by any member of the Borrower Group;

(iii) any violation of Section 2.6(b) hereof (other than a Mechanics’ Lien Violation);

(iv) any Transfer is made in violation of the provisions of Section 5.1 hereof or if the Minimum Ownership/Control Test fails to be satisfied at any time;

(v) a court of competent jurisdiction holds that the granting, execution or delivery of this Security Instrument or any other Loan Documents or the acquisition of the Property by Borrower constitutes a fraudulent conveyance under any bankruptcy, insolvency or fraudulent conveyance law or is otherwise voidable under any such laws; or

(vi) any violation of Section 2.1(f) hereof and such violation is a factor in the consolidation of the assets and liabilities of Borrower and any other Person.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Note, this Security Instrument and the other Loan Documents.

9.22 Entire Agreement and Modifications. This Security Instrument cannot be altered, amended, modified, terminated or discharged, except in a writing signed by the party against whom enforcement of such alteration, amendment, modification, termination or discharge is sought. It is expressly understood and agreed that neither this Security Instrument nor any of the other Loan Documents can be modified orally and no oral modifications or other agreements with respect to this Security Instrument or any other Loan Document shall be valid or enforceable. Borrower agrees that the written agreements evidenced by this Security Instrument and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

9.23 Commissions. Borrower agrees to pay and to indemnify and hold Lender and Trustee harmless from any and all loss, cost or expense (including reasonable attorneys’ fees and expenses) arising from the claims of any brokers or anyone claiming a right to any fees in connection with the financing of the Property by, through or under Borrower or its Affiliates (as defined in the Note). Notwithstanding the foregoing, Borrower acknowledges that Lender or its affiliates may have a contractual relationship with the broker, if any, that arranged the Loan on Borrower’s behalf and that such broker may be entitled to fees from Lender or its affiliates in connection with the origination, closing or servicing of the Loan, which fees shall be in addition to any brokerage fees owed by Borrower to such broker. Borrower shall not be responsible for any such additional fees. Borrower acknowledges and agrees that it has made and will make such inquiries of the broker, if any, that arranged the Loan with respect to the nature or existence of such arrangement. No agreement by Lender to pay any such fees or compensation to such broker (if any) shall be binding upon Lender unless it is set forth in separate written instrument that has been duly executed by Lender and such broker.

9.24 Intentionally Omitted.

9.25 Usury Savings Clause. It is the intention of Borrower and Lender to conform strictly to all applicable usury laws now or hereinafter in force. All agreements in this Security Instrument and in the other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for the use, forbearance or detention of money, to the extent that any sums secured hereby or by the other Loan Documents shall not be exempt from such laws, exceed the highest lawful rate permitted under applicable usury laws as now or hereinafter construed by the court having jurisdiction over such matters. If from any circumstance whatsoever, fulfillment of any provision of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall, at the option of Lender, be deemed a mistake and such excess shall be rebated to Borrower or, held in trust by Lender for the benefit of Borrower and shall be credited against the principal amount of the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under the Note, this Security Instrument, or any other Loan Document shall under no circumstances exceed the maximum legal rates upon the unpaid principal balance of the Note remaining from time to time. In the event such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and if theretofore paid, rebated to Borrower or credited on the principal amount of the Note, or if the Note has been repaid, then such excess shall be rebated to Borrower.

9.26 Right to Deal. In the event that ownership of the Property becomes vested in a Person other than Borrower, Lender may, without notice to Borrower, deal with such successor or successors in interest with reference to this Security Instrument or the Obligations in the same manner as with Borrower, without in any way vitiating or discharging Borrower’s liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting. It being agreed that Lender’s dealing with any such successor or successors as aforesaid shall not relieve Borrower of its obligations or liabilities hereunder or under the Loan Documents (including, without limitation, the Obligations), all of which shall remain the primary obligations and liabilities of Borrower as a principal hereunder and thereunder, and not as merely a guarantor or by way of stand-by liability.

9.27 Sole Discretion of Lender.

(a) Whenever Lender’s judgment, consent or approval is required under this Security Instrument or any of the other Loan Documents for any matter, or Lender shall have an option or election under this Security Instrument or any of the other Loan Documents, such judgment, the decision as to whether or not to consent to or approve the same or the exercise of such option or election shall (except as otherwise expressly provided herein or therein) be made in the sole, absolute, unfettered and subjective discretion of Lender, and as to which decision no standard of reasonableness shall apply or be deemed to apply, and, furthermore, shall be final and conclusive. The use of the phrase “in Lender’s sole discretion”, “in the sole discretion of Lender” and words of similar import, when used in this Security Instrument or any other Loan Document (as well as the absence thereof) with respect to a particular matter shall not be deemed in any way to limit or modify the provisions of the preceding sentence with respect to such matter.

(b) If at any time Borrower believes that Lender has not acted reasonably in granting or withholding any approval or consent under this Security Instrument or any of the other Loan Documents as to which approval or consent Lender has expressly agreed to act reasonably, then Borrower’s sole and exclusive remedy shall be to seek injunctive relief or specific performance and no action for monetary damages, punitive damages or any other Losses and Liabilities shall in any event or under any circumstances be sought or maintained by Borrower against Lender.

9.28 Provisions as to Covenants and Agreements. All of Borrower’s covenants and agreements hereunder shall run with the land.

9.29 No Joint Venture. The parties intend and agree that the relationship between them shall be solely that of contracting parties. Nothing contained in this Security Instrument or in any of the Loan Documents shall be deemed or construed to create a partnership, tenancy-in- common, joint tenancy, joint venture or co-ownership by or between Borrower and Lender. Lender shall not in any way be responsible for the debts, losses or obligations of Borrower with respect to the Property or otherwise. All obligations to pay the Impositions arising from the ownership, operation or occupancy of the Property and to perform all other agreements and contracts relating to the Property shall be the sole responsibility of Borrower. Borrower, subject to the terms and provisions of the Loan Documents (including this Security Instrument), shall be free to determine and follow its own policies and practices in the conduct of its business.

9.30 Indemnification Provisions. THIS SECURITY INSTRUMENT CONTAINS INDEMNIFICATION PROVISIONS WHICH, AMONG OTHER MATTERS AND IN CERTAIN CIRCUMSTANCES, INDEMNIFY LENDER, TRUSTEE AND OTHER INDEMNITEES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE AND AGAINST ANY STRICT LIABILITY WHICH COULD BE IMPOSED ON LENDER, TRUSTEE AND SUCH OTHER INDEMNITEES.

9.31 Applicable Law; Consent to Jurisdiction; No Jury. BORROWER AND LENDER HEREBY AGREE THAT THIS SECURITY INSTRUMENT SHALL BE INTERPRETED, CONSTRUED, GOVERNED AND ENFORCED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW OR CONFLICTS OF LAW THAT WOULD DEFER TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, IT BEING UNDERSTOOD THAT BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS. BORROWER HEREBY IRREVOCABLY: (A) SUBMITS IN ANY LEGAL PROCEEDING RELATING TO THIS SECURITY INSTRUMENT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY STATE OR THE UNITED STATES COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN CONNECTION WITH ANY MATTER GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK LAW PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND AGREES TO SUIT BEING BROUGHT IN SUCH COURTS, AS LENDER MAY ELECT; (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT; (C) AGREES TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF (BY REGISTERED OR CERTIFIED MAIL, IF PRACTICABLE) POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED IN WRITING; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT LENDER’S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, AND THAT LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR THE ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW.

BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE LOAN SECURED BY THIS SECURITY INSTRUMENT, OR ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT HAS EXECUTED THIS SECURITY INSTRUMENT BELOW. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY LENDER.

9.32 Substitution of Trustee. Lender shall have, and is hereby granted by Borrower with warranty of further assurances, the irrevocable power to appoint one or more Persons or entities as a substitute Trustee hereunder, to be exercised at any time hereafter without specifying any reason therefor, by filing for record in the office where this Security Instrument is recorded a deed of appointment. Said power of appointment of one or more successor Trustees may be exercised as often and whenever Lender deems it advisable. The exercise of said power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such deed of appointment, the Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of their, his, hers or its predecessor in the trust hereunder with like effect as if originally named as Trustee. Whenever in this Security Instrument reference is made to Trustee, it shall be construed to mean each Person or entity appointed as Trustee for the time being, whether original or successors or successor in trust. All title, estate, rights, powers, trusts and duties hereunder given or appertaining to or devolving upon Trustee shall be in each of the Persons or entities appointed as Trustee so that any action hereunder or purporting to be hereunder of any one of the Persons or entities appointed as Trustee shall for all purposes be considered to be, and as effective as, the action of Trustee.

9.33 The Trustee’s Fees. Borrower shall pay all reasonable costs, fees and expenses incurred by the Trustee and the Trustee’s agents and counsel in connection with the performance by the Trustee of the Trustee’s duties hereunder and all costs, fees and expenses shall be secured by this Security Instrument.

9.34 Certain Rights. With the approval of Lender, the Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the interpretation of the Note, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of the Trustee, and the Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for the Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct the Trustee to take to protect or enforce Lender’s rights hereunder. The Trustee shall not be personally liable in case of entry by the Trustee, or anyone entering by virtue of the powers herein granted to the Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. The Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by the Trustee hereunder, believed by the Trustee in good faith to be genuine. The Trustee shall be entitled to reimbursement for actual expenses incurred by the Trustee in the performance of the Trustee’s duties hereunder and to reasonable compensation for such of the Trustee’s services hereunder as shall be rendered.

9.35 Retention of Money. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and the Trustee shall be under no liability for interest on any moneys received by the Trustee hereunder.

9.36 Perfection by Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more folly and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

9.37 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as the Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

9.38 Reliance of Trustee. As to all matters concerning the existence of defaults hereunder and the amount of indebtedness subject to the Note and secured hereby, as well as similar or related matters, the Trustee is hereby authorized by Borrower to rely conclusively upon, without further inquiry, the affidavit of any officer of Lender.

9.39 Environmental Indemnity. Simultaneously with this Security Instrument, Borrower and Indemnitor have executed that certain Environmental Indemnity Agreement in favor of Lender (the “Environmental Indemnity”). The obligations of Borrower and Indemnitor under the Environmental Indemnity are not part of the Debt and are not secured by this Security Instrument.

ARTICLE X

ADDITIONAL REPRESENTATIONS, WARRANTIES

AND WAIVERS OF BORROWER

10.1 Conditions to Exercise of Rights. Borrower hereby waives any right it may now or hereafter have to require Lender, as a condition to the exercise of any remedy or other right against Borrower hereunder or under any other document executed by Borrower in connection with the Loan and the Obligations:

(a) to pursue any other right or remedy in Lender’s power; or

(b) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protect, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Obligation or any collateral (other than the Property) for any Obligation secured by this Security Instrument or any of the other Loan Documents.

10.2 Defenses. Borrower hereby waives any defense it may now or hereafter have that relates to:

(a) any disability or other defense of any other Borrower Party or other Person;

(b) the unenforceability or invalidity of any collateral assignment (other than this Security Instrument) or guaranty with respect to any Obligation, or the lack of perfection or continuing perfection or lack of priority of any Lien (other than the lien hereof) which secures any Obligation;

(c) any failure of Lender to marshal assets in favor of Borrower or any other Person;

(d) any modification of any Obligation, including any renewal, extension, acceleration or increase in any applicable interest rate;

(e) any and all rights and defenses arising out of an election of remedies by Lender;

(f) any failure of Lender to file or enforce a claim in any bankruptcy proceeding of any Person, of the application or non-application of Section 111(b)(2) of the United States Bankruptcy Code;

(g) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code;

(h) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or

(i) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

10.3 Lawfulness and Reasonableness. Borrower warrants that all of the waivers in this Security Instrument are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Borrower may destroy or impair rights which Borrower would otherwise have against Lender, any other Borrower Party and other Persons, or against Collateral. Borrower agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

10.4 Enforceability.

(a) Borrower hereby acknowledges that:

(1) the obligations undertaken by Borrower in this Security Instrument are complex in nature;

(2) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter;

(3) as part of Lender’s consideration for entering into this transaction. Lender has specifically bargained for the waiver and relinquishment by Borrower of all such defenses; and

(4) Borrower has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.

(b) Borrower does hereby represent and confirm to Lender that Borrower is fully informed regarding, and that Borrower does thoroughly understand:

(1) the nature of all of the possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter;

(2) the circumstances under which such defenses may arise;

(3) the benefits which such defenses might confer upon Borrower; and

(4) the legal consequences to Borrower of waiving such defenses.

(c) Borrower acknowledges that Borrower makes this Security Instrument with the intent that this Security Instrument and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

10.5 Reinstatement of Lien. Lender’s rights hereunder shall be reinstated and revived, and the enforceability of this Security Instrument shall continue, with respect to any amount at any time paid on account of any Obligation which Lender is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to any Person.

ARTICLE XI

CASH MANAGEMENT

11.1 Clearing Account.

(a) Upon the first occurrence of a Trigger Event Period, Borrower shall establish and thereafter during the term of the Loan maintain an account (the “Clearing Account”) with a local bank selected by Borrower and approved by Lender (the “Clearing Bank”) in trust for the benefit of Lender in accordance with an agreement among Borrower, Lender, Manager and the Clearing Bank in form and substance acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the “Clearing Account Agreement”). The Clearing Account shall be under the sole dominion and control of Lender. Lender and its servicer shall have the sole right to make withdrawals from the Clearing Account. All costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower.

(b) Upon the occurrence and during the continuation of a Trigger Event Period, Borrower shall cause all Rents and Profits to be delivered directly to the Clearing Account. In accordance with the Clearing Account Agreement, Borrower shall, or shall cause Manager to, thereafter deliver irrevocable written instructions to all tenants under Leases to deliver all Rents and Profits payable thereunder directly to the Clearing Account. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, in the event Borrower or Manager shall receive any amounts constituting Rents and Profits, Borrower shall, and shall cause Manager to, deposit all such amounts received by Borrower or Manager into the Clearing Account within one (1) Business Day after receipt thereof.

(c) Borrower shall obtain from Clearing Bank its agreement to transfer, from and after such time as the Clearing Bank has received a Cash Management Activation Notice (as hereinafter defined) and until such time as the Clearing Bank has received a Cash Management De-Activation Notice (as hereinafter defined), all amounts on deposit in the Clearing Account to the Cash Management Account (as hereinafter defined) in immediately available funds by federal wire transfer once every Business Day.

(d) Upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Clearing Account to the payment of the Obligations in any order, proportion and priority as Lender may determine in its sole and absolute discretion.

(e) The Clearing Account shall not be commingled with other monies held by Borrower or Clearing Bank.

(f) Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including attorneys’ fees and expenses) arising from or in any way connected with the Clearing Account and/or the Clearing Account Agreement or the performance of the obligations for which the Clearing Account was established except to the extent caused by the gross negligence or willful misconduct of Lender.

(h) For purposes hereof,

(i) the term “Cash Management Activation Notice” shall mean a written notice from Lender or its servicer to the Clearing Bank stating that a Trigger Event Period has commenced and instructing the Clearing Bank to transfer all available funds in the Clearing Account to the Cash Management Account in accordance with the Clearing Account Agreement,

(ii) the term “Cash Management Deactivation Notice” shall mean a written notice from Lender or its servicer to the Clearing Bank stating that a Trigger Event Period no longer exists and instructing the Clearing Bank to transfer all available funds in the Clearing Account to an account designated by Borrower in accordance with the Clearing Account Agreement,

(iii) the term “Trigger Event Period” shall mean any period (A) commencing on the occurrence of an Event of Default and (B) continuing until a cure of any and all Events of Default, which cure is accepted or waived in writing by Lender; provided that each cure of the Trigger Event Period set forth above shall be subject to the following conditions: (x) upon termination of any such Trigger Event Period, no other Trigger Event Period shall have occurred and remain outstanding, (y) Borrower shall have notified Lender in waiting of its election to end the applicable Trigger Event Period and (z) Borrower shall have paid all of Lender’s reasonable costs and expenses incurred in connection with the cure of the applicable Trigger Event Period (including reasonable attorneys’ fees and expenses).

11.2 Cash Management Account.

(a) Upon the first occurrence of a Trigger Event Period, Borrower shall establish and maintain a segregated account (the “Cash Management Account”) to be held by a bank selected by Lender (a “Cash Management Bank”) in trust and for the benefit of Lender in accordance with the Cash Management Agreement. The Cash Management Account shall be under the sole dominion and control of Lender. Lender and its servicer shall have the sole right to make withdrawals from the Cash Management Account. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) During a Trigger Event Period, all funds on deposit in the Cash Management Account shall be held by Lender as additional security for the Obligations. Lender shall cause all amounts remaining in the Cash Management Account upon the termination of the Trigger Event Period, including interest, to be released to Borrower within ten (10) business days of the termination of the Trigger Event Period.

(c) Notwithstanding anything to the contrary contained in this Security Instrument, the Note or the other Loan Documents, upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and ail other rights and remedies available to Lender, apply any amounts then on deposit in the Cash Management Account to the payment of the Obligations in any order, proportion and priority as Lender may determine in its sole and absolute discretion.

(d) Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Security Instrument, the Note and the other Loan Documents, which sub-accounts may be ledger or book entry accounts and not actual accounts. All costs and expenses for establishing and maintaining such accounts shall be paid by Borrower.

11.3 Payments Received Under Cash Management Agreement. The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Security Instrument, the Note and the other Loan Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever. Notwithstanding anything to the contrary contained in this Security Instrument, the Note or the other Loan Documents, and provided that no Event of Default shall have occurred and remain outstanding, Borrower’s obligations with respect to the payment of the Monthly Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE XII

SERVICER

12.1 Servicer.

(a) At the option of Lender, the Loan may be serviced by a servicer (together with its agents, nominees or designees, are collectively referred to herein as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Security Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement and/or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for (i) any reasonable set-up fees or any other initial costs and expenses relating to or arising under the Servicing Agreement in connection with the Loan, and (ii) any reasonable fees and expenses of Servicer (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with any release of the Property, any cash management duties or activities, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or matters requested by Borrower, or work-out of the Loan or enforcement of the Loan Documents. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of reasonable costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under this Security Agreement and the other Loan Documents.

(b) Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Indemnitor pursuant to the provisions of this Security Agreement and the other Loan Documents.

(c) Provided Borrower shall have been given notice of Servicer’s address by Lender, Borrower shall deliver, or cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower or Indemnitor may or shall be required to deliver to Lender pursuant to this Security Agreement and the other Loan Documents (and no delivery of such notices or other documents and instruments by Borrower or Indemnitor shall be of any force or effect unless delivered to Lender and Servicer as provided above).

ARTICLE XIII

STATE SPECIFIC PROVISIONS

13.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article XIII and the other terms and conditions of this Security Instrument, the terms and conditions of this Article XIII shall control and be binding.

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13.2 Due on Sale/Encumbrance. Borrower expressly agrees that upon a violation of Article V of this Security Instrument by Borrower and acceleration of the principal balance of the Note because of such violation, Borrower will pay all sums required to be paid in connection with a prepayment, if any, as described in the Note, herein imposed on prepayment after an Event of Default and acceleration of the principal balance. Borrower expressly acknowledges that Borrower has received adequate consideration for the foregoing agreement.

BORROWER:

NAPA SQUARE OWNER NY LLC,
a Delaware limited liability company

By:	/s/ Lawrence R. Botel
	Name:	Lawrence R. Botel
	Title:	Authorized Signatory

ONE NAPA LLC,
a Delaware limited liability company

By:	/s/ Pamela Sprayregen
	Name:	Pamela Sprayregen
	Title:	Authorized Signatory

JNK NAPA SQUARE LLC,
a Delaware limited liability company

By:	/s/ Lisa S. Karmin
	Name:	Lisa S. Karmin
	Title:	Authorized Signatory

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13.3 Power of Sale. Upon an Event of Default and acceleration of the Obligations, Lender, its successors and assigns, may elect to cause the Property or any part thereof to be sold as follows:

(a) Lender may proceed as if all of the Property were real property, in accordance with subparagraph (d) below, or Lender may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Real Estate without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph (c) below, separate and apart from the sale of real property, the remainder of the Property being treated as real property.

(b) Lender may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, provided in the Loan Documents (or immediately upon the expiration of any redemption period required by Governmental Regulations) or Lender may delay any such sale or other disposition for such period of time as Lender deems to be in its best interest. Should Lender desire that more than one such sale or other disposition be conducted, Lender may at its option, in accordance with Governmental Regulations cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Lender may deem to be in its best interest.

(c) Should Lender elect to cause any of the Property to be disposed of as personal property as permitted by subparagraph (a) above, it may dispose of any part hereof in any manner now or hereafter permitted by Article 9 of the Uniform Commercial Code or in accordance with any other remedy provided by law. Both Borrower and Lender shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Lender may so elect, subject to the provisions of the Uniform Commercial Code. Lender shall give Borrower at least ten (10) days’ prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Borrower as provided in subparagraph (i) hereof, it shall constitute reasonable notice to Borrower.

(d) Should Lender elect to sell the Property which is real property or which Lender has elected to treat as real property, Lender shall notify Trustee and shall, if required, deposit with Trustee a copy of the Note, the original or a certified copy of this Security Instrument, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require, and Trustee shall give such notice of default and election to sell as may then be required by Governmental Regulations. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by Governmental Regulations, Trustee, at the time and place specified in the notice of sale, shall sell such Property, or any portion thereof specified by Lender, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of subparagraph (h) hereof. Trustee for good cause may, and upon request of Lender shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Property consists of several lots or parcels, Lender may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Borrower, Trustee or Lender, may purchase at the sale. Upon any sale Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

(e) In the event of a sale or other disposition of any such property, or any part thereof, and the execution of a deed or other conveyance, pursuant thereto, the recitals therein of facts, such as a default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; and any such deed of conveyance shall be conclusive against all persons as to such facts recited therein.

(f) Lender and/or Trustee shall apply the proceeds of any sale or disposition hereunder to payment of the following: (1) the expenses of such sale or disposition together with Trustee’s fees and reasonable attorneys’ fees, and the actual cost of publishing, recording, mailing and posting notice; (2) the cost of any search and/or other evidence of title procured in connection therewith and transfer tax on any deed or conveyance; (3) all sums expended under the terms hereof, not then repaid, with accrued interest in the amount provided herein; (4) all other sums secured hereby; and (5) the remainder if any to the person or persons legally entitled thereto.

(g) Borrower hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto.

(h) Upon any sale of the Property, whether made under a power of sale herein granted or pursuant to judicial proceedings, if the holder of the Note is a purchaser at such sale, it shall be entitled to use and apply all or any portion of the indebtedness then secured hereby for or in settlement or payment of all or any portion of the purchase price of the property purchased, and, in such case, this Security Instrument, the Note and documents evidencing expenditures secured hereby shall be presented to the person conducting the sale in order that the amount of said indebtedness so used or applied may be credited thereon as having been paid.

(i) No remedy herein conferred upon or reserved to Trustee or Lender is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this instrument to Trustee or Lender, or to which either of them may be otherwise entitled, may be exercised from time to time and as often as may be deemed expedient by Trustee or Lender, and either of them may pursue inconsistent remedies. If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option and without limiting or affecting any rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever other rights it may have in connection with such other security or in such order as it may determine.

(j) Borrower hereby requests that every notice of default and every notice of sale be given in accordance with the provisions of Section 9.5 hereof except as otherwise required by Governmental Regulations. Borrower may, from time to time, change the address to which notice of default and sale hereunder shall be sent by both filing a request therefor, in the manner provided by the California Civil Code, Section 2924b, and sending a copy of such request to Lender, its successors or assigns in accordance with the provisions of Section 9.5 hereof.

13.4 Concerning the Trustee.

(a) Trustee accepts the trust created by this Security Instrument when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law.

(b) Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Borrower, Lender or Trustee shall be a party (other than with respect to this Security Instrument), unless brought by Trustee.

(c) Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trusts hereby created and Borrower hereby agrees to pay same. Trustee shall be indemnified, held harmless and reimbursed by Borrower for any liability, damage or expense, including attorneys’ fees and amounts paid in settlement, which it may incur or sustain in the execution of this trust or in the doing of any act which it is required or permitted to do by the terms hereof or by Governmental Regulations; provided, however, that Borrower shall not be liable under such indemnification to the extent such liability or expenses result from Trustee’s negligence, willful misconduct, breach of its obligations under this Security Instrument or violation of Governmental Regulations.

ARTICLE XIV

CO-TENANCY PROVISIONS

14.1 Joint and Several Liability.

Notwithstanding anything to the contrary contained herein, the representations, warranties, covenants and agreements made by each Borrower herein, and the liability of each Borrower hereunder, are joint and several.

14.2 Waivers.

Each Borrower hereby waives any and all rights of subrogation, reimbursement, contribution, indemnity or otherwise arising by contract or operation of law (including, without limitation, any lien rights) from or against any other Borrower until the Loan is paid in full and all Borrower’s obligations under the Loan Documents are satisfied.

14.3 Partition.

Notwithstanding anything to the contrary contained herein, no Borrower shall bring an action for partition with respect to such Borrower’s ownership interest in the Property or to compel any sale thereof. Each Borrower expressly waives any and all rights to partition the Property until the Loan is paid in full and all Borrower’s obligations under the Loan Documents are satisfied. Each Borrower further expressly waives any and all rights to encumber any other Borrower’s tenant-in-common interest in the Property except as expressly provided in Article V hereof until the Loan is paid in full and all Borrower’s obligations under the Loan Documents are satisfied.

14.4 Tenancy in Common.

Napa Square Owner NY LLC owns an undivided 25% interest in the Property, One Napa LLC owns an undivided 37.5% interest in the Property and JNK Napa Square LLC owns an undivided 37.5% interest in the Property, each as tenants in common.

14.5 Notice of Default of Co-Tenancy Agreement.

Borrower shall give prompt written notice to Lender of any default under the Co-Tenancy Agreement.

14.6 Compliance with Co-Tenancy Agreement.

Borrower hereby covenants and agrees to comply with all of the terms of the Co-Tenancy Agreement. Borrower hereby further covenants and agrees that it shall not amend, modify or terminate the Co-Tenancy Agreement without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion. Any amendment, modification and/or termination of the Co-Tenancy Agreement without Lender’s prior written consent shall be an Event of Default hereunder.

14.7 Ownership.

Without limiting the generality of Article V hereof there shall never be more than three (3) tenants in common owning the Property.

14.8 Designation of Manager.

It is agreed by each Borrower that (i) Napa Square Owner NY LLC, a Delaware limited liability company (“Napa Square Managing Member”), at all times during the term of the Loan, shall act as the operating manager for the Property, (ii) Lawrence R. Botel is authorized to be the sole contact and notice party for Lender with respect to the Loan and shall act as each such Borrower’s attorney-in-fact to receive all notices, including, without limitation, service of process for each such Borrower and (iii) Napa Square Managing Member shall keep all books and records pertaining to the Loan separate from any other property of any Borrower or Borrower Party.

14.9 Subordination.

It is agreed by each Borrower that (i) any purchase rights or rights of first refusal in favor of any Borrower shall be subject and subordinate to the Security Instrument, (ii) any lien rights among each Borrower shall be subject and subordinate to the Security Instrument and (iii) all indemnities and other rights and remedies of each Borrower shall be subject and subordinate to the Security Instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed this Security Instrument as of the day and year first above written.

NAPA SQUARE OWNER NY LLC,
a Delaware limited liability company

By:	/s/ Lawrence R. Botel
	Name:	Lawrence R. Botel
	Title:	Authorized Signatory

ONE NAPA LLC,
a Delaware limited liability company

By:	/s/ Pamela Sprayregen
	Name:	Pamela Sprayregen
	Title:	Authorized Signatory

JNK NAPA SQUARE LLC,
a Delaware limited liability company

By:	/s/ Lisa S. Karmin
	Name:	Lisa S. Karmin
	Title:	Authorized Signatory

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 2nd day of March, in the year 2016, before me, the undersigned, personally appeared Lawrence R. Botel, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Jonathan S. Margolis
Notary Public
My Commission Expires: Sept. 30, 2017

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 2nd day of March, in the year 2016, before me, the undersigned, personally appeared Pamela Sprayregen, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Jonathan S. Margolis
Notary Public
My Commission Expires: Sept. 30, 2017

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 1st day of March, in the year 2016, before me, the undersigned, personally appeared Lisa S. Karmin, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Jonathan S. Margolis
Notary Public
My Commission Expires: Sept. 30, 2017